                                                                    EXHIBIT 10.7

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS WITH ASTERISKS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                  CONFIDENTIAL
                             ANCHOR TENANT AGREEMENT

         This Anchor Tenant Agreement (this "AGREEMENT"), effective as of November 16, 1999 (the "EFFECTIVE DATE"), is made and entered into by and between America Online, Inc. ("AOL"), a Delaware corporation, with its principal offices at 22000 AOL Way, Dulles, Virginia 20166, and Bolt Media, Inc. ("INTERACTIVE CONTENT PROVIDER", "ICP" or "BOLT"), a Delaware corporation, with its principal offices at 304 Hudson Street, New York, New York 10013 (each a "Party" and collectively the "Parties").

                                  INTRODUCTION

         AOL and ICP each desires that AOL provide access to the ICP Internet Site and ICP Programming through the AOL Network, subject to the terms and conditions set forth in this Agreement. Defined terms used but not otherwise defined in this Agreement shall be as defined on Exhibit B attached hereto.

                                      TERMS

1.       DISTRIBUTION; PROGRAMMING

         1.1 PROMOTION AND DISTRIBUTION. Beginning on a mutually agreed upon date(s) after the Effective Date, AOL shall provide ICP with the promotions set forth on Exhibit A-1 in accordance with the specifications set forth therein. The promotions described on Exhibit A-1 and any other promotions provided by AOL to ICP shall be referred to as the "PROMOTIONS." Except to the extent expressly described herein, the exact form, placement and nature of the Promotions shall be determined by AOL in its reasonable editorial discretion.

         1.2 CONTENT. The ICP Internet Site and ICP Programming shall consist of the Content described on the programming plan attached as Exhibit A-2 (the "PROGRAMMING PLAN"). ICP shall inform AOL of relevant search terms and terminology associated with popular areas and functionality within the ICP Internet Site and ICP Programming for AOL's promotional and Content integration purposes. The inclusion of any additional Content within the ICP Internet Site and/or ICP Programming (including, without limitation, any features, functionality or technology) that is not in keeping with the Programming Plan and the relevant AOL policies set forth or otherwise referenced herein shall be subject to AOL's prior written approval.

         1.3 LICENSE. ICP hereby grants to AOL for the Term a non-exclusive worldwide license to use, market, license, store, distribute, reproduce, display, adapt, communicate, perform, translate, transmit, and promote the ICP Internet Site, the ICP Programming and the Licensed Content (or any portion thereof) through the AOL Network as AOL may determine in its reasonable discretion in accordance with this Agreement, including without limitation the right to integrate Content from the ICP Internet Site and/or ICP Programming by linking to specific areas thereon, provided that the link to any such Content on the AOL Network shall conform to the specifications of an ICP Presence.

         1.4 MANAGEMENT. ICP shall design, create, edit, manage, review, update (on a daily basis or as otherwise specified herein), and maintain the ICP Internet Site, ICP Programming and the Licensed Content in a timely and professional manner and in accordance with the terms of this Agreement and shall keep the Licensed Content current, accurate and well-organized at all times. ICP shall ensure that the Licensed Content within the ICP Internet Site and ICP Programming is equal to or better than the Content distributed by ICP through any other ICP Interactive Site in all material respects, including without limitation, quality, breadth, depth, timeliness, functionality, features, prices of products and services and terms and conditions, except to the extent inclusion of
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                  such Content would otherwise violate this Agreement, provided that any changes to the ICP Internet Site, ICP Programming or the Licensed Content that are made to comply with this Section shall be subject to AOL's review and approval and the terms of this Agreement. Notwithstanding the foregoing or any term of this Agreement, such obligations to produce Content that is "equal to or better" than that of other ICP Interactive Sites [*] where such variations in the quality of ICP's Content are caused solely by the limitations of [*] AOL Member bandwidth, or any other feature of the applicable AOL Property;
                  provided, however that upon the [*] set forth above, ICP will be obligated to include within the ICP Internet Site, ICP Programming and Licensed Content such previously excluded Content that is "equal to or better" than that of other ICP Interactive Sites. Except as specifically provided for herein, AOL shall have no obligations of any kind with respect to the ICP Internet Site or ICP Programming. ICP shall be responsible for any hosting or communication costs associated with the ICP Internet Site and ICP Programming, including, without limitation, the costs associated with (i) any agreed-upon direct connections between the AOL Network and the ICP Internet Site or ICP Programming or (ii) a mirrored version of the ICP Internet Site. AOL Members shall not be subject to a registration process (or any similar process) in order to access the ICP Internet Site, ICP Programming or the Licensed Content. [*]. In the event ICP fails to comply with any material term of this Agreement, including without limitation ICP's obligations under this Section 1.4 and Exhibit A-3, and ICP's promotional obligations under Section 2, AOL will have the right (in addition to any other remedies available to AOL hereunder), provided such failure to comply continues for more than [*] following notification by AOL, to decrease the promotion it provides to ICP hereunder and/or to decrease or cease any other contractual obligation of AOL hereunder until such time as ICP corrects its non-compliance, in which event AOL will be relieved of the proportionate amount of any promotional commitment made to ICP by AOL hereunder corresponding to such decrease in promotion.

                  1.5 CARRIAGE FEE. ICP shall pay AOL [*] as follows:

                           1.5.1 CASH PAYMENT. ICP shall pay AOL [*] as follows:
                           ICP shall pay AOL [*] on the Effective Date and [*] on or before each of the dates that are three (3) months, six (6) months, nine (9) months, twelve (12) months, fifteen (15) months and eighteen (18) months respectively, after the Effective Date.

                           1.5.2 IN-KIND PROGRAMMING. ICP shall provide AOL with the equivalent of [*] made up of [*] (the "ICP In-Kind Commitments"). Without limiting any other rights or remedies available to AOL, AOL's distribution and Impressions commitments specified in Sections 1.1 and 1.6 herein are and will be contingent upon provision by ICP of the ICP In-Kind Commitments [*].

         1.6 IMPRESSIONS TARGET. AOL shall provide ICP with at least [*] Impressions during the Term from placement of ICP Presences on the AOL Network (the "IMPRESSIONS TARGET") substantially as follows: (a) at least [*] Impressions on the AOL Service, (b) at least [*] Impressions within Shop@AOL and (c) at least [*] Impressions elsewhere on the AOL Network as set forth in the carriage plan on Exhibit A. Any shortfall in Impressions from
                  (a) above may be made up by over-delivery of Impressions in
                  (c) above. AOL shall use commercially reasonable efforts to deliver the Impressions in equal amounts throughout the Term, subject to fluctuations in AOL Network usage.

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                  In the event that the Impressions Target is not met (or will not, in AOL's reasonable judgment, be met) during the Term, then as ICP's sole remedy, upon mutual agreement of the Parties either (a) the Term shall be extended for up to six
                  (6) months without additional carriage fees payable by ICP,
                  (b) AOL shall provide ICP with the remaining Impressions in the form of advertising space within the AOL Network of comparable value to the undelivered Impressions (as reasonably determined by AOL) within contextually relevant areas of the AOL Network (e.g., the AOL Service music channel), or (c) some combination thereof.

         1.7 MEMBER BENEFITS. ICP will generally promote through the ICP Internet Site any special or promotional offers made available by or on behalf of ICP through any ICP Interactive Site. In addition, ICP shall make reasonable efforts to promote through the ICP Internet Site special offers exclusively available to AOL Members ("AOL Exclusive Offers"). ICP shall feature at least one AOL Exclusive Offer for AOL Members (except as otherwise mutually agreed upon by the Parties) each month. ICP shall provide benefits to AOL Members, such as price discounts, product enhancement, unique service benefits, promotional offers, member of the day recognition and such other contests services and discounts as ICP may, in its sole discretion, decided to deliver from time to time. ICP will provide AOL with reasonable prior notice of AOL Exclusive Offers and other special offers and AOL shall make reasonable efforts to market the availability of such offers.

         1.8 SITE AND CONTENT PREPARATION. ICP shall achieve Site and Content Preparation within [*] days after the Effective Date. "SITE AND CONTENT PREPARATION" shall mean that ICP shall have completed all necessary production work (including completion of all necessary training for AOL's proprietary "Rainman" publishing tool for the management of the message boards and chat rooms) for the ICP Internet Site, all ICP Programming and any other related areas or screens (including programming all Content thereon); customized and configured the ICP Internet Site, and all ICP Programming in accordance with this Agreement; and completed all other necessary work (including, without limitation, undergone all AOL site testing set forth on Exhibit F) to prepare the ICP Internet Site, all ICP Programming and any other related areas or screens to launch on the AOL Network as contemplated hereunder. In the event ICP has not achieved Site and Content Preparation for the (a) ICP Internet Site within [*] days after the Effective Date and (b) ICP Programming for message boards and chat within [*] days after the Effective Date (provided that ICP uses reasonable efforts to achieve Site and Content Preparation for this section (b) within [*] days after the Effective Date), then in addition to any other remedies available, the Impressions Target set forth in Section 1.6 shall be reduced on a pro rata basis based on the number of days after such [*] and [*] day periods that ICP achieves Site and Content Preparation divided by [*]. In the event ICP has not achieved Site and Content Preparation within [*] days after the Effective Date, then in addition to any other remedies available, AOL shall have the right to terminate this Agreement by giving ICP written notice thereof. If ICP is delayed in achieving Site and Content Preparation due to any delay by in performing its obligations or exercising its approval rights under this Agreement, then the [*] day and [*] day periods referenced in this Section shall each be extended by the amount of time of ICP's delay solely attributable to such delay by AOL.

         1.9 EXCLUSIVITY. During the Term, ICP shall not enter into any arrangements (written or otherwise) substantially similar in nature to this Agreement with any third party Interactive Service. During the Term and for the twelve (12) month period after the expiration or other termination of the Term, ICP shall not become an Internet service provider.

         1.10 TEEN POLICIES: The Parties agree that the entire ICP Internet Site and all ICP Programming is designated as Content targeted to Young Teens (children ages 13 - 15) and/or Mature Teens (16
                  - 17). ICP shall ensure that all Content distributed on or through the ICP Internet Site and all ICP Programming complies with any relevant AOL policy (e.g., Young Teens, Mature Teens) including any viewruling obligations.

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2.       CROSS-PROMOTION

         2.1 COOPERATION. Each Party shall cooperate with and reasonably assist the other Party in supplying material for marketing and promotional activities.

         2.2 PRIMARY SITE. ICP shall include a prominent, actionable promotional button (at least 90 x 30 pixels or 70 x 70 pixels in size) appearing on the first screen of the Primary Site (the "AOL PROMO"), to promote the following AOL products or services: [*] (to the extent the Parties agree to an arrangement therein) and [*], or other such products and services as may be mutually agreed upon by the Parties. AOL shall provide the creative content to be used in the AOL Promo subject to the approval of ICP, which approval shall not be unreasonably withheld or delayed. ICP shall post (or update, as the case may be) the creative content supplied by AOL within the spaces for the AOL Promo within five days of its receipt of such content from AOL. Without limiting any other reporting obligations of the Parties contained herein, ICP shall provide AOL with monthly written reports specifying the number of impressions to the pages containing the AOL Promo during the prior month. In the event that AOL elects to serve the AOL Promo to the Primary Site from an ad server controlled by AOL or its agent, ICP shall take all reasonable operational steps necessary to facilitate such ad serving arrangement, including, without limitation, inserting HTML code designated by AOL on the pages of the Primary Site on which the AOL Promo will appear. In addition, within each ICP Interactive Site, ICP shall provide prominent promotion for the keywords associated with the ICP Internet Site.

                  2.2.1 AOL COMPONENT PRODUCTS. To the extent ICP offers or promotes any products or services similar to AOL's component products and services (including the AOL Tools listed in Section 5.2(c)) ([*] (a) specific products and services which ICP has written agreements to promote on the Primary Site as of the Effective Date and (b) ICP-only branded products and services), ICP shall provide equal or greater promotions for such AOL-designated products. Notwithstanding the generality of the foregoing, ICP will promote a co-branded version of AOL Instant Messenger ("AIM") as ICP's exclusive instant messaging service on the Primary Site and, during registration and within member profiles on the Primary Site, ICP shall include a default option for users to provide their AOL screen names and/or AIM screen names. In the event that AOL develops or acquires any additional component products or services during the Term or any extension thereof, ICP shall [*] to provide the promotion set forth in this Section 2.2.1 for such newly developed or acquired AOL products or services.

         2.3 OTHER MEDIA. [*] ICP's written contractual arrangements with third parties as of the Effective Date prohibiting ICP from fulfilling its obligations under this Section 2.3, in [*] of ICP's television, radio, print and "out of home" (e.g., buses and billboards, point of purchase and other "place-based" promotions) advertisements and in any publications, programs, features or other forms of media over which ICP exercises at least partial editorial control, ICP will include specific references or mentions (orally where possible) of the availability of the ICP Internet Site through the AOL Network. Such references or mentions shall be at least as prominent as any references that ICP makes to any ICP Interactive Site (by way of site name, related company name, URL or otherwise). Without limiting the generality of the foregoing, ICP's listing of the "URL" for any ICP Interactive Site will be accompanied by an equally prominent listing of the "keyword" term on AOL for the ICP Internet Site, which listing shall conform to the keyword guidelines attached hereto as Exhibit F. All such references or mentions of AOL, and the use of AOL's trademarks, trade names and service marks in connection therewith, shall be in accordance with
                  Section II of Exhibit C.

         2.4 PREFERRED ACCESS PROVIDER. When promoting AOL, ICP shall promote AOL as the preferred access provider through which a user can access the ICP Internet Site (and ICP shall not

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                  implement or authorize any other promotions on behalf of any third parties which are inconsistent with the foregoing).

3.       REPORTING; PAYMENT.

         3.1 AOL USAGE REPORTING. AOL shall make available to ICP a monthly report specifying for the prior month (changing to weekly if such reports become generally available during the Term) aggregate usage and Impressions with respect to ICP's presence on the AOL Network, which are similar in substance and form to the reports provided by AOL to similarly situated AOL content partners.

         3.2 ICP INTERNET SITE REPORTING. ICP will supply AOL with monthly reports that reflect total impressions by AOL Members to the ICP Internet Site during the prior month, the aggregate number of and aggregate dollar value associated with all transactions involving AOL Members and any registration information obtained from AOL Members at the ICP Internet Site during the period in question. ICP represents that all URLs related to the ICP Internet Site are listed on Exhibit A-2 and ICP shall provide AOL with an update of such list promptly upon any change thereto.

         3.3 PROMOTIONAL COMMITMENTS. ICP shall provide to AOL a monthly report documenting its compliance with any promotional commitments it has undertaken pursuant to this Agreement substantially in the form attached as Exhibit D hereto, and ICP shall provide AOL with impressions data with respect to the promotions on the Primary Site specified in Section 2.

         3.4 ADVERTISING. ICP shall provide monthly aggregate information to AOL regarding (i) AOL Advertisements (as defined below) sold by ICP or its agents and (ii) all advertising or promotional activity on the ICP Internet Site. ICP shall indicate the name and products of such advertisers.

         3.5 WIRED PAYMENTS. All payments by ICP hereunder shall be paid in full in U.S. funds wired to the "America Online" account, [*] at the Chase Manhattan Bank, 1 Chase Manhattan Plaza, New York, New York 10081 [*], or such other account of which AOL shall give ICP written notice.

4.       ADVERTISING AND MERCHANDISING

         4.1 AOL NETWORK ADVERTISING INVENTORY. AOL owns all right, title and interest in and to the advertising and promotional spaces within the AOL Network including, without limitation, the AOL Frames and shall have the right to all revenues generated therefrom. The specific advertising inventory within any such AOL forms or pages shall be as reasonably determined by AOL. ICP owns all right, title and interest in and to the advertising and promotional spaces within the Primary Site, the ICP Internet Site and any other linked ICP Interactive Site and shall have the right to all revenues generated therefrom.

         4.2 ICP SALE OF ADVERTISEMENTS. ICP shall have the [*] right [*] to license or sell Advertisements in or through the ICP Internet Site ("AOL ADVERTISEMENTS"), subject to such AOL-standard restrictions as AOL may disclose in writing to ICP and shall have the right to all revenues therefrom.

         4.3 INTERACTIVE COMMERCE. Any merchandising permitted hereunder by ICP shall be subject to the terms and conditions of the Shopping Channel Promotional Agreement attached hereto as Exhibit G and shall only be conducted through the Merchant Site (as defined in Exhibit G).

5.       CUSTOMIZED ICP PROGRAMMING AND ICP INTERNET SITE

         5.1 PRODUCTION; PERFORMANCE. ICP shall optimize all ICP Programming and the ICP Internet Site for distribution hereunder according to AOL specifications and guidelines (including, without

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                  limitation, any HTML publishing guidelines) and the Operating
                  Standards set forth on Exhibit E attached hereto.

         5.2 CUSTOMIZATION. ICP shall customize all ICP Programming and the ICP Internet Site for AOL Members as follows:

                      (a) The ICP Internet Site shall be a [ * ] ICP shall customize and co-brand the ICP Internet Site and ICP Programming for distribution over the AOL Properties listed in Exhibit A-1 using AOL's design guideline templates and co-branding requirements, including by (x)
                      [ * ] and (y) [ * ] In addition, ICP shall comply with any customization and co-branding requirements set forth on Exhibit A. ICP shall make reasonable changes to the customization and/or co-branding of the ICP Internet Site and ICP Programming to conform to the standard requirements of any AOL Property or otherwise reasonably requested by AOL during the Term.

                      (b) ICP shall ensure that AOL Members accessing the ICP Programming or linking to the ICP Internet Site do not receive advertisements, promotions or links (i) for any entity reasonably construed to be in competition with AOL or the applicable AOL Property, (ii) in a category in which AOL or the applicable AOL Property has an exclusive or other preferential relationship, or (iii) otherwise in violation of the applicable AOL Property's then-standard advertising policies in each case solely to the extent that ICP has been [*] conflicts and policies in writing by AOL. ICP shall ensure that all Advertisements sold by ICP or its agents comply with all applicable federal, state and local laws and regulations.

                      (c) Within the ICP Internet Site and ICP Programming, ICP shall use (and AOL shall provide and grant to ICP, free of charge, all rights necessary to use) AOL's tools and technology ("AOL TOOLS") for all community and communications utilities and functionality (including, without limitation, chat, message boards, web page community services such as AOL Hometown, IP telephony, email, address book, web-based greeting cards and instant messaging); any registration or similar processes permitted hereunder; navigation services (e.g., search and directory products, classified listings, white pages and yellow pages); personalization services (e.g., Suitcase, hosting, data exchange, personalized news service, personal finance services and calendaring); commerce/content aggregation services (e.g., Shop@AOL and local content); audio and video streaming technology and content; and such other tools as may be necessary to provide a level of service and functionality comparable to the Primary Site or as may be mutually agreed upon by the Parties.

                      (d) ICP may host all pages of the ICP Internet Site under the following co-branded domain name: aol.bolt.com.

         5.3 LINKS ON ICP INTERNET SITE. The Parties will work together on mutually acceptable links (including links back to AOL) within the ICP Internet Site and ICP Programming in order to create a robust and engaging AOL member experience and the ICP Internet Site and ICP Programming that are customized for the AOL Service shall not contain any pointers or links to any other area on or outside the AOL Network without AOL's prior written consent, other than standard advertising that otherwise complies with this Agreement.

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         5.4      REVIEW. ICP shall allow appropriate AOL personnel to have
                  reasonable access to all ICP Programming and the ICP Internet Site from time to time for the purpose of reviewing such sites to determine compliance with the provisions of this Section 5.

6.       TERM, TERMINATION, PRESS RELEASES.

                  6.1. TERM. Unless earlier terminated as set forth herein, the initial term of this Agreement shall commence on the Effective Date and expire twenty six (26) months from the Effective Date. AOL shall have the right to extend this Agreement for one additional six-month period (the "EXTENSION TERM") solely with respect to the ICP Programming set forth in Exhibit A-2(c) and A-2(d). During the Extension Term, AOL shall pay ICP [ * ]% of Advertising Revenues (as defined in Exhibit B) and AOL may terminate the Agreement at any time upon [*] days prior written notice to ICP. During the Extension Term, (i) all references in the Agreement to the ICP Internet Site shall be deleted, (ii) ICP shall continue to receive "Powered by Bolt" promotion on all Bolt-monitored message boards and chats and (iii) the following Sections of the Agreement shall survive: 1.2, 1.3, 1.10, 4.1, 5.2(b), 5.2(c), 6.1, 7, the third bullet under Exhibit A-1I, A-2 "Overview", A-2(c), A-2(d), A-3, Exhibit B and Exhibit C.

                  AOL shall exercise its renewal option under this Section 6.1 by providing ICP with written notice of such election no later than thirty (30) days prior to the expiration of the initial term. Upon the expiration or earlier termination of this Agreement, AOL may, at its discretion, continue to promote one or more "pointers" or links from the AOL Network to an ICP Interactive Site and continue to use ICP's trade names, trade marks and service marks in connection therewith (collectively, a "Continued Link"). The provisions of this Section 6.1 related to a Continued Link shall survive the completion, expiration, termination or cancellation of this Agreement.

         6.2 TERMINATION FOR BREACH. Either Party may terminate this Agreement at any time in the event of a material breach by the other Party which remains uncured after thirty (30) days written notice thereof; provided, however, that AOL will not be required to provide notice to ICP in connection with ICP's failure to make any payment required under Section 1.5, and the cure period with respect to any scheduled payment shall be fifteen (15) days from the date such payment is due.

         6.3 TERMINATION FOR BANKRUPTCY/INSOLVENCY OR CHANGES IN BUSINESS. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party
                  (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

         6.4 PRESS RELEASES. Each Party will submit to the other Party, for its prior written approval, which will not be unreasonably withheld or delayed, any press release or any other public statement ("PRESS RELEASE") regarding the transactions contemplated hereunder. Notwithstanding the foregoing, either Party may issue Press Releases and other disclosures as required by law or as reasonably advised by legal counsel without the consent of the other Party and in such event, the disclosing Party will provide at least five (5) business days prior written notice of such disclosure. The failure to obtain the prior written approval of the other Party shall be deemed a material breach of this Agreement. Because it would be difficult to precisely ascertain the extent of the injury caused to the non-breaching Party, in the event of such material breach, the non-breaching Party may elect either to
                  (a) terminate this Agreement immediately upon notice to the other Party, or (b) elect, as liquidated damages, to modify the Impressions commitment hereunder by fifteen percent (15%) (i.e., either an increase in the Impressions commitment if AOL has violated this provision or a decrease in the Impressions commitment if ICP has violated this provision). The Parties agree that the liquidated damages set forth in the preceding sentence are a reasonable approximation of the injury that would be suffered by the non-breaching Party.

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7.       TERMS AND CONDITIONS. The terms and conditions set forth on the
         Exhibits attached hereto are hereby made a part of this Agreement.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

 AMERICA ONLINE, INC.                                BOLT MEDIA, INC.


By:  /s/  Jonathan R. Edsor                     By:  /s/ Daniel Pelson
   ----------------------------                    -----------------------------
Print Name:  Jonathan R. Edsor                  Print Name: Daniel Pelson

Title: Executive Director, Business Affairs     Title:  CEO

Date: 11/30/99                                  Date:  12/1/99


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                                    EXHIBIT A

                           EXHIBIT A-1: CARRIAGE PLAN


I.   AOL SERVICE

         - Permanent branded placements on the AOL Teens channel and Teens Real Life department main screens.

         -        "Powered by Bolt" artwork in the Teens "Chat & Boards" area

         - "Powered by Bolt" promotion on all Bolt-monitored message board and chat areas

         - Featured content placement throughout Teen channel and other mutually agreed channels / departments based on AOL editorial decision

II.  SHOP@AOL (AOL SERVICE, NETSCAPE, AOL.COM AND COMPUSERVE)

                 PLACEMENT WITHIN SHOPPING CHANNEL                               LEVEL OF PROMOTION
                 ---------------------------------                               ------------------
                      Apparel / Boys - Teens                                           Anchor
                      Apparel / Girls - Teens                                           Gold
                Sports & Outdoors / Shoes & Apparel                                    Silver
                           Audio Systems                                               Silver

III. MEDIA PLAN

     Online media schedule targeted to 18-24 year old AOL members in entertainment, music and mail sections of ICQ, Netcenter and Spinner/Winamp.


                          EXHIBIT A-2: PROGRAMMING PLAN


OVERVIEW
Bolt will manage and monitor AOL Teens Channel message board areas and provide content written exclusively by teens. Bolt will create a "clean" version of the Primary Site that adheres to AOL teen content policies, and incorporate AOL user submissions into content development process. Bolt will feature "best" content as determined by Bolt's editorial decisions. Bolt will enable AOL to provide a stronger sense of community programming "by teens for teens." Bolt will also provide the back-end monitoring for expanded Teens Channel chat areas.

PROGRAMMING REQUIREMENTS
(a) Bolt will create a customized version of the Primary Site (per the co-branding, teen policies, etc. referenced in the Agreement) in HTML located at aol.bolt.com.
(b) Bolt will provide the following specific content (updated on a regular basis)

         - A minimum of [ * ] pieces of community-driven content per week such as teen reviews (CDs, concerts, movies, video games, etc.), and member-written articles on teen lifestyle (style trends, dating, sports, money, teen-interest news features, school life, etc.)

         - A minimum of [ * ] original feature per month (such as the Bolt Virtual Corsage).

(c) Bolt will monitor approximately [ * ] AOL Teens Channel message boards, each for a minimum of twelve (12) hours per day

         - Bolt will remove posts that violate TOS, reveal personal information, or are generally off-topic within twenty four
                  (24) hours (see Exhibit A-3)

         -        AOL will provide Bolt with guidelines for use in determining
                  (i) what content should be removed; and (ii) a monitor's options / processes / tools for removing content and/or silencing

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
                  members. (see Exhibit A-3)

         -        Basic requirements of Bolt's staff are outlined in Exhibit
                  A-3.

(d) Bolt will monitor / host a minimum of [*] chat rooms for the AOL Teens Channel according to the following schedule:

         - On Saturdays and Sundays, chat rooms must be staffed from 9AM to 1AM EST

         - On Weekdays from September to May, chat rooms must be staffed from 3PM to 1AM EST.

         - On Weekdays from June to August, chat rooms must be staffed from 9AM to 1AM EST

(e) In general, the ICP Internet Site will live as a separate community from that found on the Primary Site, but will feature the same content features that are produced for the Primary Site and, within ninety (90) days after the Effective Date, will feature a percentage of AOL Member-generated content based on the number of submissions by AOL Members as follows:

         - If AOL Members make [*] submissions per day, then [*]% of the content on the ICP Internet Site will be AOL Member-generated content.

         - If AOL Members make [*] submissions per day, then [*]% of the content on the ICP Internet Site will be AOL Member-generated content.

         - If AOL Members make [*] submissions per day, then [*]% of the content on the ICP Internet Site will be AOL Member-generated content.

         - If AOL Members make [*] submissions per day, then [*]% of the content on the ICP Internet Site will be AOL Member-generated content.

(f)      Registration

         - User registration is a required part of Bolt's content development process. AOL will permit Bolt to solicit content from AOL Members and will grant a license for Bolt to use and post that content on the Bolt.com and ICP Internet sites.

         - AOL members will be identified on the aol.bolt.com site solely by their:

         -        AOL Screen name

         -        Gender

         -        Birthday

         -        Zip Code

         -        Email Address

         -        IM Address

         - AOL will integrate user profiles with Bolt.com to ensure AOL Members do not have to re-register to participate in the content development process at the users discretion.

        EXHIBIT A-3: MESSAGE BOARD AND CHAT ROOM MANAGEMENT REQUIREMENTS:

MANAGEMENT TERMS AND REQUIREMENTS: Any Content submitted by ICP or its agents within message boards or any comparable vehicles will be subject to the license grant relating to submissions to "public areas" set forth in the AOL Terms of Service. ICP acknowledges that it has no rights or interest in AOL Member submissions to message boards within the AOL Network and that AOL owns all right, title and interest in and to the message boards and Content therein during and after the Term. AOL will grant Bolt the license to solicit content from AOL members which will be posted on the ICP Internet Site and the Primary Site.

All content posted on pages within the ICP Internet sites will be the property of Bolt.com, and Bolt will give AOL a perpetual license to this content. ICP shall manage the message boards in accordance with a mutually agreed upon programming plan, AOL's Terms of Service and AOL's then current policies relating to message boards and member communications. In managing the message boards, ICP agrees to refrain from editing or altering any opinion expressed by an AOL Member, except in cases when ICP (i) has a good faith belief that the Content in question violates an applicable law, regulation, third party right or portion of AOL's Terms of Service or (ii) obtains AOL's prior approval.

ICP shall retain adequate personnel to manage the message boards for at least twelve (12) hours per day (preferably afternoons and evenings) who (A) are at least 18 years of age, (B) are paid employees of ICP, (C) have passed a background check through an authorized organization (AOL may provided a recommendation if necessary) and (D)

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
have been adequately trained in, among other things, how to comply with AOL's monitoring and hosting standards for areas targeted toward young teens at no cost to ICP, and, at AOL's option, shall have undergone training acceptable to AOL at no cost to ICP (except for ICP's travel and lodging costs associated with such training). If at any time AOL notifies ICP that AOL is not satisfied that ICP is upholding AOL's standards or commercially reasonable policies and standards as determined by AOL in managing the message boards or managing the message boards and chat rooms in accordance with the Programming Plan, and ICP does not rectify the problems within thirty (30) days after receiving such notice, AOL may terminate ICP's management of the message boards and chat rooms and any Promotions associated therewith.

CHAT ROOMS: On average, Bolt will provide one host per two (2) chat rooms.

                            EXHIBIT B -- DEFINITIONS

DEFINITIONS.  The following definitions shall apply to this Agreement:

ADVERTISEMENTS. Promotions, advertisements, links, pointers and similar services or rights.

ADVERTISING REVENUES. Aggregate amounts collected by AOL or AOL's agents, as the case may be, arising from the license or sale of Advertisements during the Alternative Extension Term through the message boards and chat areas set forth on the "carriage plan" in Exhibit A, less applicable Advertising Sales Commissions.

ADVERTISING SALES COMMISSION. Actual amounts paid as commission to third party agencies in connection with sale of an Advertisement during the Alternative Extension Term through the message boards and chat areas set forth on the "carriage plan" in Exhibit A, or [ * ]% in the event that AOL sells the Advertisement directly and will not be deducting third party agency fees.

AFFILIATE. Any agent, distributor or franchisee of AOL, or an entity that, directly or indirectly, controls, is controlled by, or is under common control with AOL, including any entity in which AOL holds, directly or indirectly, at least a nineteen percent (19%) equity interest.

AOL INSTANT MESSENGER. The AOL-branded service, currently available through the Internet, that enables end-users of such service to exchange, in real-time, private, personalized messages with, and to monitor the online status of, other end-users of such service and AOL Members.

AOL SERVICE. The standard narrow-band U.S. version of the America Online(R) brand service, specifically excluding (a) AOL.com(SM) and any other AOL Interactive Site, (b) the international versions of an America Online service (e.g., AOL Japan), (c) the CompuServe(R) brand service and any other CompuServe products or services, (d) Netscape Netcenter(TM) and any other Netscape(R) products or services, (e) "ICQ(SM)," "AOL NetFiND(SM)," "AOL Instant Messenger(SM)," "Digital City(SM)," "AOL NetMail(SM)," "Real Fans(SM)", "Love@AOL(SM)", "Entertainment Asylum(SM)," "AOL Hometown(SM)" or any similar independent product, service or property which may be offered by, through or with the U.S. version of the America Online(R) brand service, (f) any programming or content area offered by or through the U.S. version of the America Online(R) brand service over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the America Online(R) brand service,
(h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (i) any other version of an America Online service which is materially different from the standard narrow-band U.S. version of the America Online brand service, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded version of the service and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

AOL PROPERTY. Any product, service or property owned, operated, marketed, distributed, or authorized to be distributed by or through AOL or its Affiliates, including, without limitation, the AOL Service, Netscape and AOL.com.

AOL LOOK AND FEEL. The elements of graphics, design, organization, presentation, layout, user interface, navigation, trade dress and stylistic convention (including the digital implementations thereof) within the AOL Network and the total appearance and impression substantially formed by the combination, coordination and interaction of these elements.

AOL MEMBER(S). Any user of the AOL Network, including authorized users (including any sub-accounts under an authorized master account) of the AOL Service and/or the CompuServe Service.

AOL NETWORK. (i) The AOL Service, Netscape, AOL.com, the CompuServe Service and
(ii) any other product, service or property owned, operated, distributed or authorized to be distributed by or through AOL or its Affiliates worldwide (and including those products, services and properties that are excluded from the definitions of the AOL Service, AOL.com or any other AOL Property). It is understood and agreed that the rights of ICP relate solely to particular AOL Properties as expressly set forth in this Agreement and not generally to the AOL Network.

BOLT LOOK AND FEEL. The elements of graphics, design, organization, presentation, layout, user interface, navigation, trade dress and stylistic convention (including the digital implementations thereof) within the ICP Interactive Site and the Primary Site.

CHANGE OF CONTROL. (a) The consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of a party or (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of either (i) the then outstanding shares of common stock of such party; or (ii) the combined voting power of the then outstanding voting securities of such party entitled to vote generally in the election of directors.

COMPUSERVE SERVICE. The standard HTML version of the narrow-band U.S. version of the CompuServe brand service, specifically excluding (a) any international versions of such service (e.g., NiftyServe), (b) any web-based service including "compuserve.com", "cserve.com" and "cs.com", or any similar product or service offered by or through the U.S. version of the CompuServe brand service, (c) Content areas owned, maintained or controlled by CompuServe affiliates or any similar "sub-service," (d) any programming or Content area offered by or through the U.S. version of the CompuServe brand service over which CompuServe does not exercise complete or substantially complete operational control (e.g., third-party Content areas), (e) any yellow pages, white pages, classifieds or other search, directory or review services or Content (f) any co-branded or private label branded version of the U.S. version of the CompuServe brand service, (g) any version of the U.S. version of the CompuServe brand service which offers Content, distribution, services or functionality materially different from the Content, distribution, services or functionality associated with the standard, narrow-band U.S. version of the CompuServe brand service, including, without limitation, any version of such service distributed through any platform or device other than a desktop personal computer, (h) any property, feature, product or service which CompuServe or its affiliates may acquire subsequent to the Effective Date, (i) the America Online brand service and any independent product or service which may be offered by, through or with the U.S. version of the America Online brand service and (j) the HMI versions of the CompuServe brand service.

CONFIDENTIAL INFORMATION. Any information relating to or disclosed in the course of this Agreement, which is, or should be reasonably understood to be, confidential or proprietary to the disclosing Party, including, but not limited to, the material terms of this Agreement, information about AOL Members, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections and marketing data. "Confidential Information" shall not include information (a) already lawfully known to or independently developed by the receiving Party, (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party.

CONTENT. Text, images, video, audio (including, without limitation, music used in time relation with text, images, or video), and other data, products, services, advertisements, promotions, URLs, keywords and other navigational elements, links, pointers, technology and software. For the avoidance of doubt this definition shall not apply with respect to any Content of the ICP Internet Site that is not Licensed Content and is distributed in the same form or a substantially similar form on the Primary Site or any other ICP Interactive Site and the limitations and policies applicable to Content hereunder shall not govern use or exploitation thereof other than in connection with the ICP Internet Site.

KEYWORD(TM) SEARCH TERMS. (a) The Keyword online search terms made available on the AOL Service, combining AOL's Keyword online search modifier with a term or phrase specifically related to ICP (and determined in accordance with the terms of this Agreement) and (b) the Go Word online search terms made available on the CompuServe Service, combining CompuServe's Go Word online search modifier with a term or phrase specifically related to ICP (and determined in accordance with the terms of this Agreement).

ICP COMPETITORS. [ * ]

[ * ]

ICP INTERACTIVE SITE. Any interactive site or area (other than ICP Programming), including any mirrored site or area, which is managed, maintained or owned by ICP or its agents or to which ICP provides and/or licenses information, content or other materials, including, by way of example and without limitation, (i) an ICP site on the World Wide Web portion of the Internet or (ii) a channel or area delivered through a "push" product such as the Pointcast Network or interactive environment such as Microsoft's proposed Active Desktop or interactive television service such as WebTV.

ICP INTERNET SITE. The version(s) of the Primary Site that is customized for distribution through the AOL Network in accordance with this Agreement.

ICP PRESENCE. Any (a) ICP trademark or logo, (b) headline or picture from ICP Content, (c) teaser, icon, or link to the ICP Internet Site or ICP Programming and/or (d) other Content which originates from, describes or promotes ICP or ICP's Content.

ICP PROGRAMMING. Any (a) area within the AOL Network or outside the AOL Network but exclusively available to AOL Members, which area is developed, programmed, and/or managed by ICP, in whole or in part, pursuant to this Agreement and all Content thereon (including, without limitation, message boards, chat and other AOL Member-supplied content areas contained therein) including, without limitation, any co-branded site or page, but excluding the ICP Internet Site and
(b) Content provided to AOL by ICP pursuant to this Agreement for distribution on or through the AOL Network other than on the ICP Internet Site.

IMPRESSION. User exposure to an ICP Presence, as such exposure may be reasonably determined and measured by AOL in accordance with its standard methodologies and protocols.

INTERACTIVE SERVICE. An entity offering one or more of the following: (i) online or Internet connectivity services (e.g., an Internet service provider); (ii) an interactive site or service featuring a broad selection of aggregated third party interactive content (or navigation thereto) (e.g., an online service or search and directory service) and/or marketing a broad selection of products and/or services across multiple interactive commerce categories; (iii) a persistent desktop client; or (iv) communications software capable of serving as the principal means through which a user creates, sends or receives electronic mail or real time or "instant" online messages (whether by telephone, computer or other means).

LICENSED CONTENT. All Content offered through the ICP Internet Site pursuant to this Agreement or otherwise provided by or on behalf of ICP or its agents in connection herewith (e.g., offline promotional content or online Content for distribution through the AOL Network), including without limitation all ICP Programming.

NETSCAPE NETCENTER. Netscape Communications Corporation's primary Internet-based Interactive Site marketed under the "Netscape Netcenter(SM)" brand, specifically excluding (a) the AOL Service and the CompuServe Service, (b) AOL.com and CompuServe.com, (c) any international versions of such site, (d) "ICQ," "AOL Netfind," "AOL Instant Messenger," "AOL NetMail," "AOL Hometown," "My News," "Digital City," or any similar independent product or service offered by or through such site or any other AOL Interactive Site, (e) any programming or Content area offered by or through such site over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any programming or Content area offered by or through the U.S. version of the America Online brand service which was operated, maintained or controlled by the former AOL Studios division (e.g., Electra), (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other AOL Interactive Site, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (i) any other version of an AOL or Netscape Communications Corporation Interactive Site which is materially different from Netscape Communications Corporation's primary Internet-based Interactive Site marketed under the "Netscape Netcenter(TM)" brand, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded versions and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer (e.g. Custom NetCenters built specifically for third parties).

PAGE VIEW. The unit of measurement that represent the number of requests for a page of content. A page of content is, but is not limited to, a static page such as an HTML document or a dynamically generated page such as from a CGI script. Pages containing framesets shall not be counted as Page Views and only the pages within the frameset containing principle content shall be counted as Page Views.

PRIMARY SITE. The Internet site and Content, currently located at URL:http:// www.bolt.com and all related URLs, which are managed, maintained or owned by ICP or its agents or to which ICP licenses information, content or other materials.

PRODUCT. Any product, good or service which ICP (or others acting on its behalf or as distributors) offers, sells, provides, distributes or licenses to AOL Members directly or indirectly through (i) the ICP Internet Site (including through any Interactive Site linked thereto) or ICP Programming, (ii) any other electronic means directed at AOL Members (e.g., e-mail offers), or (iii) an "offline" means (e.g., toll-free number) for receiving orders related to specific offers within the ICP Internet Site or ICP Programming requiring purchasers to reference a specific promotional identifier or tracking code, including, without limitation, products sold through surcharged downloads (to the extent expressly permitted hereunder).

TERM. The period beginning on the Effective Date and ending upon the expiration or earlier termination of this Agreement.

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
                EXHIBIT C -- STANDARD LEGAL TERMS AND CONDITIONS


I.  AOL NETWORK

CONTENT. ICP represents and warrants that all Content contained within the ICP Internet Site and ICP Programming and all Licensed Content (i) does and will conform to AOL's applicable Terms of Service, the terms of this Agreement and any other standard, written policy of AOL and any applicable AOL Property (including without limitation AOL's kids policies to the extent applicable), provided that ICP has been provided with written notice of all such standards and policies, (ii) does not and will not infringe on or violate any copyright, trademark, U.S. patent, rights of publicity, moral rights or any other third party right, including without limitation, any music performance or other music related rights, and (iii) does not and will not contain any Content which violates any applicable law or regulation ((i), (ii) and (iii) collectively, the "Rules"). Notwithstanding the foregoing or any other term hereof, ICP makes no representation or warranty with respect to Content that has been provided by AOL, an AOL affiliate, an AOL member or any other end-user of ICP's Interactive Services. In the event that AOL notifies ICP in writing that any such Content, as reasonably determined by AOL, does not comply or adhere to the Rules, then ICP shall use its best efforts to block access by AOL Members to such Content. In the event that ICP cannot, through its best efforts, block access by AOL Members to such Content in question, then ICP shall provide AOL prompt written notice of such fact. AOL may then, at its option, either (i) restrict access from the AOL Network to the Content in question using technology available to AOL or (ii) in the event access cannot be restricted, direct ICP to remove any such Content. ICP will cooperate with AOL's reasonable requests to the extent AOL elects to implement any such access restrictions.

AOL NETWORK DISTRIBUTION. ICP shall not authorize or permit any third party to distribute any Content of ICP through the AOL Network absent AOL's prior written approval. The distribution, placements and/or promotions described in this Agreement or otherwise provided to ICP by AOL shall be used by ICP solely for its own benefit, will link to and promote solely the Licensed Content within the ICP Internet Site or ICP Programming expressly described on Exhibit A and will not be resold, traded, exchanged, bartered, brokered or otherwise offered or transferred to any third party or contain any branding other than ICP's branding. Further, the Content of all such distribution, placements and promotions shall be subject to AOL's policies relating to advertising and promotion, including those relating to AOL's exclusivity commitments and other contractual preferences to third parties.

CHANGES TO AOL PROPERTIES. AOL reserves the right to redesign or modify the organization, structure, "look and feel," navigation and other elements of the AOL Network at any time, including without limitation, by adding or deleting channels, subchannels and/or screens and/or by outsourcing to a third party the programming responsibility for any channel, subchannel, screen or portion thereof. If such redesign or modification substantially modifies the nature of the distribution provided under this Agreement in a material adverse fashion, or if AOL is otherwise unable to deliver any particular Promotion, AOL will work with ICP in good faith to provide ICP, as its sole remedy, with comparable distribution.

CONTESTS. ICP shall ensure that any contest, sweepstakes or similar promotion conducted or promoted through the ICP Internet Site and/or ICP Programming (a "Contest") complies with all applicable laws and regulations. ICP shall provide AOL with (i) at least thirty (30) days prior written notice of any Contest and
(ii) upon AOL's request, an opinion from ICP's counsel confirming that the Contest complies with all applicable federal, state and local laws and regulations.

DISCLAIMERS. ICP agrees to include within the ICP Internet and ICP Programming a disclaimer (the specific form and substance to be mutually agreed upon by the Parties) indicating that all Content (including any products and services) is provided solely by ICP and not AOL, and any transactions are solely between ICP and AOL Members using or purchasing such Content and that neither ICP nor AOL is not responsible for any loss, expense or damage arising out of the Licensed Content or services provided through the ICP Internet Site or ICP Programming (e.g., "In no event shall AOL nor, ICP or any of its their agents, employees, representatives or affiliates be in any respect legally liable to you or any third party in connection with any information or services contained herein and neither AOL nor ICP make any warranty or guaranty as to the accuracy, completeness, correctness, timeliness, or usefulness of any of the information contained herein"). ICP shall not in any manner state or imply that AOL recommends or endorses ICP or its Content. In addition, the parties will agree on an acceptable user policy that will extend the full benefit of the safe harbor provisions of the Communications Decency Act and the Digital Millennium Copyright Act to both Parties.

INSURANCE. At all times during the Term, ICP shall maintain an insurance policy or policies reasonably satisfactory to AOL and adequate in amount to insure ICP against all liability associated with the Licensed Content. ICP shall include AOL as a named insured party on such policy or policies. ICP shall provide AOL with a copy of such policy or policies within thirty (30) days after the Effective Date, failing which, in addition to all other available remedies, AOL shall be entitled to delay the launch of the Licensed Content on the AOL Network (and reduce AOL's promotional and Impressions obligations proportionately). ICP shall promptly notify AOL of any material change in such policy or policies.

REWARDS PROGRAMS. ICP shall not offer, provide, implement or otherwise make available on the ICP Internet Site or ICP Programming any promotional programs or plans that are intended to provide customers with rewards or benefits in exchange for, or on account of, their past or continued loyalty to, or patronage or purchase of, the products or services of ICP or any third party (e.g., a promotional program similar to a "frequent flier" program), unless such promotional program or plan is provided exclusively through AOL's "AOL Rewards" program, accessible on the AOL Service at Keyword: "AOL Rewards."

NAVIGATION. In cases where an AOL Member performs a search for ICP through any search or navigational tool or mechanism that is accessible or available through the AOL Network (e.g., promotions, Keyword Search Terms, navigation bars or any other promotions or navigational tools), AOL shall have the right to direct such AOL Member to the ICP Internet Site, or any other ICP Interactive Site determined by AOL in its reasonable discretion. ICP shall ensure that navigation back to the AOL Network from the ICP Internet Site (and from any other ICP Interactive Site linked to from the AOL Network), whether through a particular pointer or link, the "back" button on an Internet browser, the closing of an active window, or any other return mechanism, shall not be interrupted by ICP through the use of any intermediate screen or other device not specifically requested by the user, including without limitation through the use of any html pop-up window or any other similar device.

AOL LOOK AND FEEL. ICP acknowledges and agrees that AOL shall own all right, title and interest in and to the AOL Look and Feel. In addition, AOL shall retain editorial control over the portions of the AOL pages and forms which frame the ICP Internet Site or ICP Programming (the "AOL FRAMES"). AOL may, at its discretion, incorporate navigational icons, links and pointers or other Content into such AOL Frames.

BOLT LOOK AND FEEL. AOL acknowledges and agrees that ICP shall own all right, title and interest in and to the Bolt Look and Feel. AOL hereby acknowledges that Bolt is the owner of the right to use the trademark BOLT and such other marks, names and logos as relate to the products and services offered by Bolt in connection with the Primary Site. AOL agrees that all goodwill accruing to the use of such marks and Bolt Look and Feel in connection with the ICP Internet Site will accrue to Bolt. AOL agrees that nothing contained herein shall constitute an assignment of the right to use such marks or the Bolt Look and Feel other than in accordance with this Agreement. AOL agrees that it will not contest Bolt's ownership in such marks or in the Bolt Look and Feel, or otherwise challenge the validity of such rights. AOL acknowledges that, in order to protect Bolt's valuable property rights in such marks and the Bolt Look and Feel, Bolt must control the quality and nature of the use thereof by AOL. AOL agrees to use such marks and Bolt Look and Feel in accordance with such standards and subject to such notice provisions as Bolt may provide to AOL from time to time.

OPERATIONS. AOL shall be entitled to require reasonable changes to the ICP Internet Site and ICP Programming to the extent such site will, in AOL's good faith judgment, adversely affect operations of the AOL Network.

CLASSIFIEDS, AUCTIONS AND CLUBS. ICP shall not implement or promote any classifieds listing features through ICP Programming or ICP Internet Site without AOL's prior written approval. Such approval may be conditioned upon, among other things, ICP's conformance with any then-applicable service-wide technical or other standards related to online classifieds. ICP shall not conduct any merchandising through the ICP Internet Site or ICP Programming through auctions, clubs or any method other than a direct sales format without AOL's prior written consent.

MESSAGE BOARDS; CHAT ROOMS AND COMPARABLE VEHICLES. Any Content submitted by ICP or its agents within message boards, chat rooms or any comparable vehicles will be subject to the license grant relating to submissions to "public areas" set forth in the AOL Terms of Service. ICP acknowledges that it has no rights or interest in AOL Member submissions to message boards, chat rooms or any other vehicles through which AOL Members may make submissions within the AOL Network. ICP will refrain from editing, deleting or altering, without AOL's prior approval, any opinion expressed or submission made by an AOL Member within ICP Programming except in cases where ICP has a good faith belief that the Content in question violates an applicable law, regulation, third party right or the applicable AOL Property's Terms of Service. AOL grants ICP a worldwide license to use, copy, edit, display, transmit, create derivative works

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
from and distribute Content submitted by AOL Members or other users of the ICP Internet Site solely in connection with the production and distribution of ICP Programming.

DUTY TO INFORM. ICP shall promptly inform AOL of any information related to the ICP Internet Site, ICP Programming or the Licensed Content which could reasonably lead to a claim, demand or liability of or against AOL and/or its Affiliates by any third party.

RESPONSE TO QUESTIONS/COMMENTS; CUSTOMER SERVICE. ICP shall respond promptly and professionally in a commercially reasonable manner to questions, comments, complaints and other reasonable requests regarding the ICP Internet Site, ICP Programming or the Licensed Content by AOL Members or on request by AOL, and shall cooperate and assist AOL in promptly answering the same. ICP shall have sole responsibility for customer service (including, without limitation, order processing, billing, shipping, etc.) and AOL shall have no responsibility with respect thereto. ICP shall comply with all applicable requirements of any federal, state or local consumer protection or disclosure law.

STATEMENTS THROUGH AOL NETWORK. ICP shall not make, publish, or otherwise communicate through the AOL Network any deleterious remarks concerning AOL or its Affiliates, directors, officers, employees, or agents (including, without limitation, AOL's business projects, business capabilities, performance of duties and services, or financial position) which remarks are based on the relationship established by this Agreement or information exchanged hereunder. This section is not intended to limit good faith editorial statements made by ICP based upon publicly available information, or information developed by ICP independent of its relationship with AOL and its employees and agents.

PRODUCTION WORK. In the event that ICP requests any AOL production assistance, ICP shall work with AOL to develop detailed production plans for the requested production assistance (the "PRODUCTION PLAN"). Following receipt of the final Production Plan, AOL shall notify ICP of (i) AOL's availability to perform the requested production work, (ii) the proposed fee or fee structure for the requested production work and (iii) the estimated development schedule for such work. To the extent the Parties reach agreement regarding implementation of agreed-upon Production Plan, such agreement shall be reflected in a separate work order signed by the Parties. All fees to be paid to AOL for any such production work shall be paid in advance. To the extent ICP elects to retain a third party provider to perform any such production work, work produced by such third party provider must generally conform to AOL's production standards available at Keyword "Styleguide."The specific production resources which AOL allocates to any production work to be performed on behalf of ICP shall be as determined by AOL in its sole discretion. With respect to any routine production, maintenance or related services which AOL reasonably determines are necessary for AOL to perform in order to support the proper functioning and integration of the Promotions, ICP Programming and the ICP Internet Site ("Routine Services"), ICP will pay the then-standard fees charged by AOL for such Routine Services.

PRODUCTION TOOLS. AOL shall determine in its sole discretion, which of its proprietary publishing tools (each a "Tool") shall be made available to ICP as may be necessary to develop and implement the Licensed Content during the Term. ICP shall be granted a nonexclusive license during the Term to use any such Tool, which license shall be subject to: (i) ICP's compliance with all rules and regulations relating to use of the Tools, as published from time to time by AOL,
(ii) AOL's right to withdraw or modify such license at any time, and (iii) ICP's express recognition that AOL provides all Tools on an "as is" basis, without warranties of any kind.

TRAINING AND SUPPORT. AOL shall make available to ICP standard AOL training and support programs necessary to produce any AOL areas hereunder. ICP can select its training and support program from the options then offered by AOL. Such training and support package as will be necessary to fulfill ICP's obligations hereunder shall be provided free of charge by AOL, except that ICP will pay travel and lodging costs associated with its participation in any AOL training programs (including AOL's travel and lodging costs when training is conducted at ICP's offices).

LAUNCH DATE. In the event that any terms contained herein relate to or depend on the launch date of the ICP Internet Site or other property contemplated by this Agreement, which launch date is later than the Effective Date, then it is the intention of the Parties to record such launch date in a written instrument signed by both Parties promptly following such launch date; provided that, in the absence of such a written instrument, the launch date shall be as reasonably determined by AOL based on the information available to AOL.

KEYWORDS. Any Keyword Search Terms to be directed to the ICP Internet Site shall be (i) subject to availability for use by ICP (provided that keyword "Bolt" shall link to the ICP Programming and/or ICP Internet Site) and (ii) limited to the combination of the Keyword(TM) search modifier combined with a registered trademark of ICP. AOL reserves the right to revoke at any time ICP's use of any Keyword Search Terms which do not incorporate registered trademarks of ICP. ICP acknowledges that its utilization of a Keyword Search Term will not create in it, nor will it represent it has, any right, title or interest in or to such Keyword Search Term, other than the right, title and interest ICP holds in ICP's registered trademark independent of the Keyword Search Term. Without limiting the generality of the foregoing, ICP will not: (a) attempt to register or otherwise obtain trademark or copyright protection in the Keyword Search Term; or (b) use the Keyword Search Term, except for the purposes expressly required or permitted under this Agreement. This Section shall survive the completion, expiration, termination or cancellation of this Agreement.

ACCOUNTS. To the extent AOL has granted ICP any accounts on the AOL Service, ICP will be responsible for the actions taken under or through its accounts, which actions are subject to AOL's applicable Terms of Service and for any surcharges, including, without limitation, all premium charges, transaction charges, and any applicable communication surcharges incurred by any account issued to ICP, but ICP will not be liable for charges incurred by any account relating to AOL's standard monthly usage fees and standard hourly charges, which charges AOL will bear. Upon the termination of this Agreement, all accounts, related screen names and any associated usage credits or similar rights, will automatically terminate. AOL will have no liability for loss of any data or content related to the proper termination of any such account.

II.   TRADEMARKS

TRADEMARK LICENSE. In designing and implementing any marketing, advertising, or other promotional materials (expressly excluding Press Releases) related to this Agreement and/or referencing the other Party and/or its trade names, trademarks and service marks (the "PROMOTIONAL MATERIALS") and subject to the other provisions contained herein, ICP shall be entitled to use the following trade names, trademarks and service marks of AOL: the "America Online(R)" brand service, "AOL(TM)" service/software and AOL's triangle logo and, in connection therewith, ICP shall comply with the AOL styleguide available at keyword: "style guide"; and AOL and its Affiliates shall be entitled to use the trade names, trademarks and service marks of ICP (collectively, together with the AOL marks listed above, the "Marks"); provided that each Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party and (ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice. This Section shall survive the completion, expiration, termination or cancellation of this Agreement.

RIGHTS. Each Party acknowledges that its utilization of the other Party's Marks will not create in it, nor will it represent it has, any right, title or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party.

QUALITY STANDARDS. Each Party agrees that the nature and quality of its products and services supplied in connection with the other Party's Marks shall conform to quality standards communicated in writing by the other Party for use of its trademarks. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party shall comply with all applicable laws, regulations and customs and obtain any required government approvals pertaining to use of the other Party's Marks.

PROMOTIONAL MATERIALS. Each Party will submit to the other Party, for its prior written approval, which shall not be unreasonably withheld or delayed, any Promotional Materials; provided, however, that after initial public announcement of the business relationship between the Parties in accordance with the approval and other requirements contained herein, either Party's subsequent factual reference in Promotional Materials to the existence of a business relationship between AOL and ICP, including, without limitation, the availability of the Licensed Content through the AOL Network, or use of screen shots relating to the distribution under this Agreement (so long as the AOL Network is clearly identified as the source of such screen shots) for promotional purposes shall not require the approval of the other Party. Once approved, the Promotional Materials may be used by a Party and its affiliates for the purpose of promoting the distribution of the Licensed Content through the AOL Network and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Promotional Materials may be depleted.

INFRINGEMENT PROCEEDINGS. Each Party agrees to promptly notify the other Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party shall have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party, at such other Party's expense, with its reasonable cooperation and assistance with respect to any such infringement proceedings.


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III.  REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement, to grant the licenses granted hereunder and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; (iv) such Party's Promotional Materials will neither infringe on any copyright, U.S. patent or any other third party right nor violate any applicable law or regulation and (v) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof which are not expressly provided for in this Agreement.

IV.  CONFIDENTIALITY

Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a period of three years following expiration or termination of this Agreement, to prevent the disclosure of Confidential Information of the other Party, other than to its employees, or to its other agents who must have access to such Confidential Information for such Party to perform its obligations hereunder, who will each agree to comply with this section. Notwithstanding the foregoing, either Party may issue a press release or other disclosure containing Confidential Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order. In such event, the disclosing Party will provide at least five (5) business days prior written notice of such proposed disclosure to the other Party. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party will (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and (ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

V.  RELATIONSHIP WITH AOL MEMBERS

SOLICITATION OF SUBSCRIBERS. (a) During the term of this Agreement and for a two year period thereafter, ICP will not use the AOL Network (including, without limitation, the e-mail network contained therein) to solicit AOL Members on behalf of another Interactive Service. More generally, ICP will not send unsolicited, commercial e-mail (i.e., "spam") or other online communications through or into AOL's products or services, absent a Prior Business Relationship. For purposes of this Agreement, a "Prior Business Relationship" will mean that the AOL Member to whom commercial e-mail or other online communication is being sent has voluntarily either (i) engaged in a transaction with ICP or (ii) provided information to ICP through a contest, registration, or other communication, which included clear notice to the AOL Member that the information provided could result in commercial e-mail or other online communications being sent to that AOL Member by ICP or its agents. Any commercial e-mail or other online communications to AOL Members which are otherwise permitted hereunder will (x) include a prominent and easy means to "opt-out" of receiving any future commercial e-mail communications from ICP and
(y) shall also be subject to AOL's then-standard restrictions on distribution of bulk e-mail (e.g., related to the time and manner in which such e-mail can be distributed through or into the AOL product or service in question).

(b) ICP shall ensure that its collection, use and disclosure of information obtained from AOL Members under this Agreement ("MEMBER INFORMATION") complies with (i) all applicable laws and regulations and (ii) AOL's standard privacy policies, available on the AOL Service at the keyword term "Privacy" (or, in the case of the ICP Internet Site, ICP's standard privacy policies so long as such policies are prominently published on the site and provide adequate notice, disclosure and choice to users regarding ICP's collection, use and disclosure of user information). ICP will not disclose Member Information collected hereunder to any third party in a manner that identifies AOL Members as end users of an AOL product or service or use Member Information collected under this Agreement to market another Interactive Service.

EMAIL NEWSLETTERS. Any email newsletters sent to AOL Members by ICP or its agents shall (i) be subject to AOL's policies on use of the email functionality, including but not limited to AOL's policy on unsolicited bulk email, (ii) be sent only to AOL Members requesting to receive such newsletters, (iii) not contain Content which violates AOL's Terms of Service, and (iv) not contain any advertisements, marketing or promotion for any other Interactive Service.

AOL MEMBER COMMUNICATIONS. To the extent ICP is otherwise permitted to send communications to AOL Members (in accordance with the other requirements contained herein): in any such communications to AOL Members on or off the ICP Internet Site (including, without limitation, e-mail solicitations), ICP will limit the subject matter of such communications to those categories of products, services and/or content that are specifically contemplated by this Agreement and will not encourage AOL Members to take any action inconsistent with the scope and purpose of this Agreement, including without limitation, the following actions: (i) using an Interactive Site other than the ICP Internet Site for the purchase of Products, (ii) using Content other than the Licensed Content; (iii) bookmarking of Interactive Sites; or (iv) changing the default home page on the AOL browser. Additionally, with respect to such AOL Member communications, in the event that ICP encourages an AOL Member to purchase products through such communications, ICP shall ensure that (a) the AOL Network is expressly promoted as the primary means through which the AOL Member can access the ICP Internet Site (including without limitation by stating the applicable Keyword Search Term and including direct links to specific offers within the ICP Internet Site) and
(b) any link to the ICP Internet Site will link to a page which indicates to the AOL Member that such user is in a site which is affiliated with the AOL Network.

VI.  TREATMENT OF CLAIMS

LIABILITY. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THIS AGREEMENT, THE USE OF OR INABILITY TO USE THE AOL NETWORK OR ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS (COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY SHALL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION BELOW. EXCEPT AS PROVIDED BELOW IN THE "INDEMNITY" SECTION, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR MORE THAN THE AGGREGATE AMOUNTS PAYABLE HEREUNDER IN THE YEAR IN WHICH THE EVENT GIVING RISE TO SUCH LIABILITY OCCURRED; PROVIDED THAT EACH PARTY SHALL REMAIN LIABLE FOR THE AGGREGATE AMOUNT OF ANY PAYMENT OBLIGATIONS OWED TO THE OTHER PARTY UNDER THE PROVISIONS OF THIS AGREEMENT.

NO ADDITIONAL WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE AOL NETWORK, THE AOL TOOLS OR, ANY AOL PUBLISHING TOOLS, THE CONTENT, THE ICP INTERNET SITE, THE PRIMARY SITE OR ANY ICP INTERACTIVE SITE INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF AOL NETWORK OR THE ICP INTERNET SITE.

INDEMNITY. Each Party will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("LIABILITIES"), resulting from the indemnifying Party's material breach or alleged breach of any duty, representation, or warranty of this Agreement. In addition, ICP will defend, indemnify, save and hold harmless AOL and AOL's officers, directors, agents, affiliates, distributors, franchisees and employees from any and all Liabilities arising out of or in any way related to the Licensed Content except to the extent that such Licensed Content has been provided by an AOL Member in which case this indemnity shall not apply.

If a Party entitled to indemnification hereunder (the "INDEMNIFIED PARTY") becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third party (each an "Action"), the Indemnified Party shall give the other Party (the "INDEMNIFYING PARTY") prompt written notice of such Action. Such notice shall (i) provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The Indemnifying Party shall have a period of ten (10) days after delivery of such notice to respond. If the Indemnifying Party elects to defend the Action or does not respond within the requisite ten (10) day period, the Indemnifying Party shall be obligated to defend the Action, at its own expense, and by counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party shall

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
have the right to participate fully, at its own expense, in the defense of such Action. If the Indemnifying Party responds within the required ten (10) day period and elects not to defend such Action, the Indemnified Party shall be free, without prejudice to any of the Indemnified Party's rights hereunder, to compromise or defend (and control the defense of) such Action. In such case, the Indemnifying Party shall cooperate, at its own expense, with the Indemnified Party and its counsel in the defense against such Action and the Indemnifying Party shall have the right to participate fully, at its own expense, in the defense of such Action. Any compromise or settlement of an Action shall require the prior written consent of both Parties hereunder, such consent not to be unreasonably withheld or delayed.

ACKNOWLEDGMENT. AOL AND ICP EACH ACKNOWLEDGES THAT THE PROVISIONS OF THIS AGREEMENT WERE NEGOTIATED TO REFLECT AN INFORMED, VOLUNTARY ALLOCATION BETWEEN THEM OF ALL RISKS (BOTH KNOWN AND UNKNOWN) ASSOCIATED WITH THE TRANSACTIONS CONTEMPLATED HEREUNDER. THE LIMITATIONS AND DISCLAIMERS RELATED TO WARRANTIES AND LIABILITY CONTAINED IN THIS AGREEMENT ARE INTENDED TO LIMIT THE CIRCUMSTANCES AND EXTENT OF LIABILITY. THE PROVISIONS OF THIS SECTION VI SHALL BE ENFORCEABLE INDEPENDENT OF AND SEVERABLE FROM ANY OTHER ENFORCEABLE OR UNENFORCEABLE PROVISION OF THIS AGREEMENT.

VII.  ARBITRATION

(a) The Parties shall act in good faith and use commercially reasonable efforts to promptly resolve any claim, dispute, claim, controversy or disagreement (each a "Dispute") between the Parties or any of their respective subsidiaries, affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby. If the Parties cannot resolve the Dispute within such timeframe, the Dispute shall be submitted to the Management Committee for resolution. For ten (10) days after the Dispute was submitted to the Management Committee, the Management Committee shall have the exclusive right to resolve such Dispute; provided further that the Management Committee shall have the final and exclusive right to resolve Disputes arising from any provision of this Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms. If the Management Committee is unable to amicably resolve the Dispute during the ten (10) day period, then the Management Committee will consider in good faith the possibility of retaining a third party mediator to facilitate resolution of the Dispute. In the event the Management Committee elects not to retain a mediator, the Dispute will be subject to the resolution mechanisms described below. "Management Committee" shall mean a committee made up of a senior executive from each of the Parties for the purpose of resolving Disputes under this Section and generally overseeing the relationship between the Parties contemplated by this Agreement. Neither Party shall seek, nor shall be entitled to seek, binding outside resolution of the Dispute unless and until the Parties have been unable to amicably resolve the dispute as set forth in this paragraph (a) and then, only in compliance with the procedures set forth in this Section.

(b) Except for Disputes relating to issues of (i) proprietary rights, including but not limited to intellectual property and confidentiality, and (ii) any provision of this Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms (which shall be resolved by the Parties solely and exclusively through amicable resolution as set forth in paragraph (a)), any Dispute not resolved by amicable resolution as set forth in paragraph (a) shall be governed exclusively and finally by arbitration. Such arbitration shall be conducted by the American Arbitration Association ("AAA") in Washington, D.C. and shall be initiated and conducted in accordance with the Commercial Arbitration Rules ("COMMERCIAL RULES") of the AAA, including the AAA Supplementary Procedures for Large Complex Commercial Disputes ("COMPLEX PROCEDURES"), as such rules shall be in effect on the date of delivery of a demand for arbitration ("DEMAND"), except to the extent that such rules are inconsistent with the provisions set forth herein. Notwithstanding the foregoing, the Parties may agree in good faith that the Complex Procedures shall not apply in order to promote the efficient arbitration of Disputes where the nature of the Dispute, including without limitation the amount in controversy, does not justify the application of such procedures.

(c) The arbitration panel shall consist of three arbitrators. Each Party shall name an arbitrator within ten (10) days after the delivery of the Demand. The two arbitrators named by the Parties may have prior relationships with the naming Party, which in a judicial setting would be considered a conflict of interest. The third arbitrator, selected by the first two, shall be a neutral participant, with no prior working relationship with either Party. If the two arbitrators are unable to select a third arbitrator within ten (10) days, a third neutral arbitrator will be appointed by the AAA from the panel of commercial arbitrators of any of the AAA Large and Complex Resolution Programs. If a vacancy in the arbitration panel occurs after the hearings have commenced, the remaining arbitrator or arbitrators may not continue with the hearing and determination of the controversy, unless the Parties agree otherwise.

(d) The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, and not state law, shall govern the arbitrability of all Disputes. The arbitrators shall allow such discovery as is appropriate to the purposes of arbitration in accomplishing a fair, speedy and cost-effective resolution of the Disputes. The arbitrators shall reference the Federal Rules of Civil Procedure then in effect in setting the scope and timing of discovery. The Federal Rules of Evidence shall apply in toto. The arbitrators may enter a default decision against any Party who fails to participate in the arbitration proceedings.

(e) The arbitrators shall have the authority to award compensatory damages only. Any award by the arbitrators shall be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching the decision. The award rendered by the arbitrators shall be final, binding and non-appealable, and judgment upon such award may be entered by any court of competent jurisdiction. The Parties agree that the existence, conduct and content of any arbitration shall be kept confidential and no Party shall disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each Party's financial statements.

(f) Each Party shall pay the fees of its own attorneys, expenses of witnesses and all other expenses and costs in connection with the presentation of such Party's case (collectively, "Attorneys' Fees"). The remaining costs of the arbitration, including without limitation, fees of the arbitrators, costs of records or transcripts and administrative fees (collectively, "Arbitration Costs") shall be born equally by the parties. Notwithstanding the foregoing, the arbitrators may modify the allocation of Arbitration Costs and award Attorneys' Fees in those cases where fairness dictates a different allocation of Arbitration Costs between the Parties and an award of Attorneys' Fees to the prevailing Party as determined by the arbitrators.

(g) Any Dispute that is not subject to final resolution by the Management Committee or to arbitration under this Section or law (collectively, "Non-Arbitration Claims") shall be brought in a court of competent jurisdiction in the Commonwealth of Virginia. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the Commonwealth of Virginia, over any and all Non-Arbitration Claims and any and all actions to enforce such claims or to recover damages or other relief in connection with such claims or to enforce a judgment rendered in an arbitration proceeding.

VIII.  MISCELLANEOUS

AUDITING RIGHTS. Each Party shall maintain complete, clear and accurate records of all expenses, revenues, fees, transactions and related documentation (including agreements) in connection with the performance of this Agreement ("RECORDS"). All such Records shall be maintained for a minimum of five (5) years following termination of this Agreement. For the sole purpose of ensuring compliance with this Agreement, AOL shall have the right, subject to strict confidentiality restrictions, at its expense, to conduct a reasonable and necessary copying and inspection of portions of the Records of ICP that are directly related to amounts payable to AOL pursuant to this Agreement, which right may, at AOL's option, be exercised by directing an independent certified public accounting firm to conduct such inspection. For the sole purpose of ensuring compliance with this Agreement, ICP shall have the right, at its expense, to direct an independent certified public accounting firm subject to strict confidentiality restrictions to conduct a reasonable and necessary copying and inspection of portions of the Records of AOL that are directly related to amounts payable to ICP pursuant to this Agreement. Any such audit may be conducted after twenty (20) business days prior written notice, subject to the following. Such audits shall not be made more frequently than once every twelve months. No such audit of AOL shall occur during the period beginning on June 1 and ending October 1. In lieu of providing access to its Records as described above, either Party shall be entitled to provide the other Party with a report from an independent certified public accounting firm confirming the information to be derived from such Records.

EXCUSE. Neither Party shall be liable for, or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence.

INDEPENDENT CONTRACTORS. The Parties to this Agreement are independent contractors. Neither Party is an agent, representative or partner of the other Party. Neither Party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

NOTICE. Any notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if

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delivered by electronic mail on the AOL Network (to screenname
"AOLNotice@aol.com" in the case of AOL) or by confirmed facsimile; (ii) on the delivery date if delivered personally to the Party to whom the same is directed;
(iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of AOL, such notice will be provided to both the Senior Vice President for Business Affairs [*] and the Deputy General Counsel [*], each at the address of AOL set forth in the first paragraph of this Agreement. In the case of ICP, except as otherwise specified herein, the notice address shall be the address for ICP set forth in the first paragraph of this Agreement, with the other relevant notice information, including the recipient for notice and, as applicable, such recipient's fax number or AOL e-mail address, to be as reasonably identified by AOL.

NO WAIVER. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

RETURN OF INFORMATION. Upon the expiration or termination of this Agreement, each Party shall, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all confidential information, documents, manuals and other materials specified by the other Party.

SURVIVAL. Sections IV, V, VI, VII and VIII of this Exhibit C, shall survive the completion, expiration, termination or cancellation of this Agreement. In addition, all payment terms of this Agreement and any payments due and payable and any provision that expressly states that it shall survive or which, by its nature, must survive the completion, expiration, termination or cancellation of this Agreement, shall survive the completion, expiration, termination or cancellation of this Agreement. For the avoidance of doubt all payments that are not due and payable shall expire and be null, void and unenforceable upon the expiration or termination hereof.

ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party shall be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

AMENDMENT. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment.

FURTHER ASSURANCES. Each Party shall take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by the other Party for the implementation or continuing performance of this Agreement.

ASSIGNMENT. ICP shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of AOL. Assumption of this Agreement by any successor to ICP (including, without limitation, by way of merger, consolidation or sale of all or substantially all of ICP's stock or assets) shall be subject to AOL's prior written approval. Further, in the event of (i) any Change of Control of ICP resulting in control of ICP by an Interactive Service or an entity that controls, is controlled by or is under common control with an Interactive Service, or (ii) any Change of Control of AOL, AOL shall have the right to terminate this Agreement upon written notice to ICP. In addition, AOL shall not [*] this Agreement to an ICP Competitor without the prior written consent of ICP. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

SUBCONTRACTORS. To the extent ICP desires to utilize consultants or subcontractors to perform a material portion of its obligations under this Agreement, utilization of such consultants and/or subcontractors shall be subject to AOL's prior written approval and ICP shall provide AOL with direct contact information for the employees of such consultants and/or subcontractors who are responsible for performing such obligations, which employees shall be available during business hours for consultation with AOL. ICP shall be responsible for ensuring that all consultants and subcontractors comply with this Agreement and ICP shall be liable for any breaches of this Agreement caused by any consultant or subcontractor.

CONSTRUCTION; SEVERABILITY. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

REMEDIES. Except where otherwise specified, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity.

APPLICABLE LAW. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the Commonwealth of Virginia except for its conflicts of laws principles.

EXPORT CONTROLS. Both parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data and shall not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

HEADINGS. The captions and headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signatures sent by facsimile shall be deemed original signatures.

                                    EXHIBIT D

                  CERTIFICATION OF COMPLIANCE WITH COMMITMENTS
                              REGARDING PROMOTIONS

Pursuant to Section 3.3 of the Anchor Tenant Agreement between Bolt Media, Inc. ("ICP") and America Online, Inc. ("AOL"), dated as of November 16, 1999 (the "Agreement"), the following report is delivered to AOL for the period beginning _____________ and ending __________ (the "Period"):

I.       PROMOTIONAL COMMITMENTS

ICP hereby certifies to AOL that ICP completed the following promotional commitments during the Period:

        TYPE OF PROMOTION       DATE(S) OF          DURATION/CIRCULATION OF   RELEVANT CONTRACT
                                PROMOTION           PROMOTION                 SECTION
        -----------------       ----------          -----------------------   -----------------
1.

2.

3.


IN WITNESS WHEREOF, this Certificate has been executed this ___ day of ___________, 199_.

___________________________________

By: _______________________________

Print Name:________________________

Title: ____________________________

Date: _____________________________

                                    EXHIBIT E

                          TECHNICAL OPERATING STANDARDS


1. ICP Internet Site Infrastructure. ICP will be responsible for all communications, hosting and connectivity costs and expenses associated with the ICP Internet Site. ICP will provide all hardware, software, telecommunications lines and other infrastructure necessary to meet traffic demands on the ICP Internet Site from the AOL Network. ICP will design and implement the network between the AOL Service and ICP Internet Site such that (i) no single component failure will have a materially adverse impact on AOL Members seeking to reach the ICP Internet Site from the AOL Network and (ii) no single line under material control by ICP will run at more than 70% average utilization for a 5-minute peak in a daily period. In this regard, ICP will provide AOL, upon request, with a detailed network diagram regarding the architecture and network infrastructure supporting the ICP Internet Site. In the event that ICP elects to create a custom version of the ICP Internet Site in order to comply with the terms of this Agreement, ICP will bear responsibility for all aspects of the implementation, management and cost of such customized site.

2. Optimization; Speed. ICP will use commercially reasonable efforts to ensure that: (a) the functionality and features within the ICP Internet Site are optimized for the client software then in use by AOL Members; and (b) the ICP Internet Site is designed and populated in a manner that minimizes delays when AOL Members attempt to access such site. At a minimum, ICP will ensure that the ICP Internet Site's data transfers initiate within fewer than fifteen (15) seconds on average. Prior to commercial launch of any material promotions described herein, ICP will permit AOL to conduct performance and load testing of the ICP Internet Site (in person or through remote communications), with such commercial launch not to commence until such time as AOL is reasonably satisfied with the results of any such testing.

3. User Interface. ICP will maintain a graphical user interface within the ICP Internet Site that is competitive in all material respects with interfaces of other similar sites based on similar form technology. AOL reserves the right to review and approve the user interface and site design prior to launch of the Promotions and to conduct focus group testing to assess compliance with respect to such consultation and with respect to ICP's compliance with the preceding sentence.

4. Technical Problems. ICP agrees to use commercially reasonable efforts to address material technical problems (over which ICP exercises control) affecting use by AOL Members of the ICP Internet Site (an "ICP Technical Problem") promptly following notice thereof. In the event that ICP is unable to promptly resolve an ICP Technical Problem following notice thereof from AOL (including, without limitation, infrastructure deficiencies producing user delays), AOL will have the right to regulate the promotions it provides to ICP hereunder until such time as ICP corrects the ICP Technical Problem at issue.

5. Monitoring. ICP will ensure that the performance and availability of the ICP Internet Site is monitored on a continuous (24 X 7) basis. ICP will provide AOL with contact information (including e-mail, phone, pager and fax information, as applicable, for both during and after business hours) for ICP's principal business and technical representatives, for use in cases when issues or problems arise with respect to the ICP Internet Site.

6. Telecommunications. Where applicable the ICP will utilize encryption methodology to secure data communications between the Parties' data centers. The network between the Parties will be configured such that no single component failure will significantly impact AOL Users. The network will be sized such that no single line over which the ICP has material control runs at more than 70% average utilization for a 5-minute peak in a daily period.

7. Security. ICP will utilize Internet standard encryption technologies (e.g., Secure Socket Layer - SSL) to provide a secure environment for conducting transactions and/or transferring private member information (e.g. credit card numbers, banking/financial information, and member address information) to and from the ICP Internet Site. ICP will facilitate periodic reviews of the ICP Internet Site by AOL in order to evaluate the security risks of such site. ICP will promptly remedy any security risks or breaches of security as may be identified by AOL's Operations Security team.

8.       Technical Performance.

         i. ICP will design the ICP Internet Site to support the AOL-Client embedded versions of the Microsoft Internet Explorer 3.XX and 4.XX browsers (Windows and Macintosh), the Netscape Browser 4.XX and make commercially reasonable efforts to support all other AOL browsers listed at:
                  "http://webmaster.info.aol.com."

         ii. To the extent ICP creates customized pages on the ICP Internet Site for AOL Members, ICP develop and employ a methodology to detect AOL Members (e.g., examine the HTTP User-Agent field in order to identify the "AOL Member-Agents" listed at: http://webmaster. info.aol.com and referenced under the heading "Browser Detection."

         iii. ICP will periodically review the technical information made available by AOL at http://webmaster.info.aol.com.

         iv. ICP will design its site to support HTTP 1.0 or later protocol as defined in RFC 1945 and to adhere to AOL's parameters for refreshing or preventing the caching of information in AOL's proxy system as outlined in the document provided at the following URL: http://webmaster.info.aol.com. ICP is responsible for the manipulation of these parameters in web based objects so as allow them to be cached or not cached as outlined in RFC 1945.

         v. Prior to releasing material, new functionality or features through the ICP Internet Site ("NEW FUNCTIONALITY"), ICP will use commercially reasonable efforts to either (i) test the New Functionality to confirm its compatibility with AOL Service client software and (ii) provide AOL with written notice of the New Functionality so that AOL can perform tests of the New Functionality to confirm its compatibility with the AOL Service client software. Should any new material, new functionality or features through the ICP Internet Site be released without notification to AOL, AOL will not be responsible for any adverse member experience until such time that compatibility tests can be performed and the new material, functionality or features qualified for the AOL Service.

9. AOL Internet Services Partner Support. AOL will provide ICP with access to the standard online resources, standards and guidelines documentation, technical phone support, monitoring and after-hours assistance that AOL makes generally available to similarly situated web-based partners. AOL support will not, in any case, be involved with content creation on behalf of ICP or support for any technologies, databases, software or other applications which are not supported by AOL or are related to any ICP area other than the ICP Internet Site. Support to be provided by AOL is contingent on ICP providing to AOL demo account information (where applicable), a detailed description of the ICP Internet Site's software, hardware and network architecture and access to the ICP Internet Site for purposes of such performance and the coordination load testing as AOL elects to conduct.

10. ICP Programming. The terms and conditions of this Exhibit applicable to the ICP Internet Site shall apply equally to any ICP Programming that is (a) programmed in HTML or (b) web-based.

                                    EXHIBIT F

                               KEYWORD GUIDELINES


PRINT/GRAPHIC

- Preferred listing: (AOL Logo appears) America Online Keyword: Bolt America Online Keyword: Bolt

- If necessary, due to space constraints, listing may (pending approval) appear as follows:

 AOL KEYWORD: BOLT

-        Every effort should be made to have 'America Online' spelled out

-        Capitalization - listing should appear in initial caps only

         Note: When America Online is abbreviated to AOL - AOL must appear in all caps. K of Keyword must always be capitalized

-        Font, Font style and Size must all be consistent

- Listing size must be of equal prominence to that of any/all other URLs featured

BROADCAST/RADIO

- America Online Keyword must be orally announced in its entirety (even if an accompanying graphic is set with AOL versus America Online)

         Example voiceover would read:

         "For more information, please visit America Online Keyword: Bolt"

                                    EXHIBIT G
                     EXHIBIT G-1: SHOPPING CHANNEL AGREEMENT



DESCRIPTION OF PRODUCTS:

The only categories of Products to be sold through the Merchant Site are as listed below:

Product List:

Bags & Packs
Get Groovy
Halloween
Music Storage
accessories
all bags & packs
all electronics
cosmetics
girls' clothes
handbags
hats
inline skating gear
jewelry
lights & lamps
logo t-shirts
logo t-shirts
music storage
music stuff
other cool stuff
other cool stuff
outerwear
outerwear
pants & shorts
pants & shorts
personal stereos
shirts
shirts
shoes
shoes
skateboard gear
skirts & dresses
sweaters & sweats
sweaters & sweats
watches

DESCRIPTION OF SPECIFIC PROMOTION(S):

Please check the box next to the Promotion(s) that MERCHANT is purchasing.

     [ ]     ANCHOR PROMOTION

Beginning on the [*] and continuing through the Term of the Agreement, MERCHANT will become an "Anchor" in the Boys-Teens department of the Apparel commerce center of the Shopping Channel on the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter. As an "Anchor" in a department, MERCHANT will be entitled to the following:


PRINCIPAL EXPOSURE ON THE AOL SERVICE, AOL.COM, THE COMPUSERVE SERVICE AND THE NETSCAPE NETCENTER:

- One continuous (24/7) 143 x 245 pixels promotional space with corporate brand or logo, product offering graphic and product offering two-line text field on the front screen of the department named above.

ADDITIONAL PROMOTION ON THE AOL SERVICE SHOPPING CHANNEL:

- Rotation with other anchor tenants of the relevant commerce center on the commerce center front screen of the AOL Service on two promotional spaces with corporate brand or logo, product offering graphic. These promotional space rotations are reserved for the anchor tenant merchant's of each commerce center and will be divided proportionately among them.

- Product listing availability through the AOL Product Search, subject to Merchant's participation and the terms and conditions set forth on Exhibit C Section 3.

-        Banner rotation on the AOL Product Search screen of the AOL Service.
         These banner rotations will be divided proportionately among all shopping channel merchants.

- Up to three (3) AOL keywords for use from the AOL Service, for registered MERCHANT trade name or trademark (subject to the other provisions contained herein).

- Fifteen percent (15%) discount from the then-current rate card on purchases of additional advertising banners or buttons on the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter, subject to availability for the period requested (with such purchases to be made in accordance with the then-applicable standard Advertising Insertion Order for the property in question). Sponsorships are not entitled to the aforementioned discount.

- Eligibility to participate in the following AOL shopping promotional programs (the "Program Areas") subject to the terms and conditions set forth on Exhibit C Section 3:

         -        Quick Gifts

         - Standard Seasonal Catalogs or Special Event Merchandising areas (e.g., Christmas Shop), subject to MERCHANT's participation in AOL's Quick Checkout and AOL's Search Product as described on Exhibit C Section 3.

         - Premier-level Seasonal Catalogs or Special Event Merchandising areas (e.g., Golf Outings), subject to MERCHANT's participation in AOL's Quick Checkout and AOL's Search Product as described on Exhibit C Section 3.

         -        Gift Reminder

         -        Newsletters

All additional Promotions on the AOL Service, AOL.com, the CompuServe Service, the Netscape Netcenter or the AOL Network not specified herein will be determined at AOL's reasonable discretion; provided that the additional, standard Promotions to be provided to the MERCHANT within the Shopping areas on the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter will be comparable in nature to the additional, standard Promotions provided to other similarly situated MERCHANTs in the same category (i.e. anchor tenant, gold tenant or silver tenant).

     [ ]     GOLD TENANT PROMOTION

Beginning on the [*] and continuing through the Term of the Agreement, MERCHANT will become a "Gold Tenant" in the Girls-Teens department of the Apparel commerce center of the Shopping Channel on the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter. As a "Gold Tenant" in a department, MERCHANT will be entitled to the following:

PRINCIPAL EXPOSURE ON THE AOL SERVICE, AOL.COM, THE COMPUSERVE SERVICE, AND THE NETSCAPE NETCENTER:

- One continuous (24/7) 143 x 30 pixels button with corporate brand or logo on the front screen of the department named above.

ADDITIONAL PROMOTION ON THE AOL SERVICE:

- Rotation with other gold tenants in the department on a promotional banner with text and branded art promotion on the department front screen. These banner rotations are reserved for the gold tenant merchant's on the department screen and will be divided proportionately among them.

- Product listing availability through the AOL Product Search, subject to Merchant's participation and the terms and conditions set forth on Exhibit C Section 3.

-        Banner rotation on the AOL Product Search screen of the AOL Service.
         These banner rotations will be divided proportionately among all shopping channel merchants.

- Up to three (3) AOL keywords for use from the AOL Service, for registered MERCHANT trade name or trademark (subject to the other provisions contained herein).

- Fifteen percent (15%) discount from the then-current rate card on purchases of additional advertising banners or buttons on the AOL Service, AOL.com, the CompuServe Service, and the Netscape Netcenter, subject to availability for the period requested (with such purchases to be made in accordance with the then-applicable standard Advertising Insertion Order for the property in question). Sponsorships are not entitled to the aforementioned discount.

- Eligibility to participate in the following AOL shopping promotional programs (the "Program Areas") subject to the terms and conditions set forth on Exhibit C Section 3:

         -        Quick Gifts

         - Standard Seasonal Catalogs or Special Event Merchandising areas (e.g., Christmas Shop), subject to MERCHANT's participation in AOL's Quick Checkout and AOL's Search Product as described on Exhibit C Section 3.

         - Premier-level Seasonal Catalogs or Special Event Merchandising areas (e.g., Golf Outings), subject to MERCHANT's participation in AOL's Quick Checkout and AOL's Search Product as described on Exhibit C Section 3.

         -        Gift Reminder

         -        Newsletters

All additional Promotions on the AOL Service, AOL.com, the CompuServe Service, the Netscape Netcenter or the AOL Network not specified herein will be determined at AOL's reasonable discretion; provided that the additional, standard Promotions to be provided to the MERCHANT within the Shopping areas on the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter will be comparable in nature to the additional, standard Promotions provided to other similarly situated MERCHANTs in the same category (i.e. anchor tenant, gold tenant or silver tenant).

     [ ]  SILVER TENANT PROMOTION

Beginning on the [*] and continuing through the Term of the Agreement, MERCHANT will become a "Silver Tenant" in the Shoes & Apparel department of the Sports & Outdoors commerce center, the main department of the Audio Systems commerce center and the Home Furnishings department of the Home & Garden commerce center of the Shopping Channel on the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter. As a "Silver Tenant" in a department, MERCHANT will be entitled to the following:

PRINCIPAL EXPOSURE:

- One continuous (24/7) listing in the silver tenant area in a department specified above on the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter.

- Banner rotation on the AOL Product Search screen of the AOL Service. These banner rotations will be divided proportionately among all shopping channel merchants.

- One (1) AOL keyword for use from the AOL Service, for registered MERCHANT trade name or trademark (subject to the other provisions contained herein).

All additional Promotions on the AOL Service, AOL.com, the CompuServe Service, the Netscape Netcenter or the AOL Network not specified herein will be determined at AOL's reasonable discretion; provided that the additional, standard Promotions to be provided to the MERCHANT within the Shopping areas on the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter will be comparable in nature to the additional, standard Promotions provided to other similarly situated MERCHANTs in the same category (i.e. anchor tenant, gold tenant or silver tenant).

                    EXHIBIT G-2: SHOPPING CHANNEL DEFINITIONS


ADDITIONAL MERCHANT CHANNEL. Any other online distribution channel through which MERCHANT makes available an offering comparable in nature to the Merchant Site.

AFFILIATE. Any agent, distributor, or franchisee of AOL, or any entity in which AOL holds at least a nineteen percent (19%) equity interest.

AOL MEMBER. Any authorized user of the AOL Service, including any sub-accounts using the AOL Service under an authorized master account.

AOL NETWORK. (i) The AOL Service (ii) AOL.com, (iii) the CompuServe Service,
(iv) Netscape Netcenter, and (v) any other product or service owned, operated, distributed or authorized to be distributed by or through AOL or its Affiliates worldwide through which such party elects to offer the Merchant Site.


AOL SERVICE. The standard narrow-band U.S. America Online(R) brand online service.

AOL USER. Any user of the AOL Service, AOL.com, the CompuServe Service, the Netscape Netcenter, or the AOL Network.

AOL.COM. The standard narrow-band U.S. version of AOL's primary website marketed under the AOL.com(R) brand.

COMPUSERVE SERVICE. The standard narrow-band U.S. CompuServe(R) brand online service.

CONFIDENTIAL INFORMATION. Any information relating to or disclosed in the course of the Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing Party, including, but not limited to, the material terms of this Agreement, information about AOL Users, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data. "Confidential Information" will not include information (a) already lawfully known to or independently developed by the receiving Party, (b) disclosed in published materials, (c) generally known to the public, (d) lawfully obtained from any third party, or (e) required or reasonably advised to be disclosed by law.

CONTENT. Text, images, video, audio (including, without limitation, music used in synchronism or timed relation with visual displays) and other data, Products, advertisements, promotions, links, pointers and software, including any modifications, upgrades, updates, enhancements and related documentation.

IMPRESSION. User exposure to the commerce center screens, department level screens and any other promotional inventory screens (e.g. AOL Welcome Screen) containing the applicable promotion or advertisement, as such exposure may be reasonably determined and measured by AOL in accordance with its standard methodologies and protocols.

INTERACTIVE SERVICE. Means and refers to an entity offering one or more of the following: (i) online or Internet connectivity services (e.g., an Internet service provider); (ii) an interactive site or service featuring a broad selection of aggregated third party interactive content or navigation thereto (e.g., an online service or search and directory service) and/or marketing a broad selection of products and/or services across numerous interactive commerce categories (e.g., an online mall or other leading broad-based online commerce site); (iii) a persistent desktop client; or (iv) communications software capable of serving as the principal means through which a user creates, sends or receives electronic mail or real time or "instant" online messages (whether by telephone, computer or other means), including without limitation greeting cards.

KEYWORD SEARCH TERMS. The keyword online navigational terms made available on the AOL Service, combining AOL's keyword online search modifier with a term or phrase specifically related to MERCHANT (and determined in accordance with the terms of this Agreement).

MERCHANT INTERACTIVE SITE. Any site which is managed, maintained, owned or controlled by Merchant or its agents.

NETSCAPE NETCENTER. The standard narrow-band U.S. version of the primary website of Netscape Communications Corporation marketed under the "Netcenter(TM)" brand.

PRODUCTS.  See Section 1.

            EXHIBIT G-3: STANDARD SHOPPING CHANNEL TERMS & CONDITIONS


1. MERCHANT SITE. MERCHANT will work diligently to develop and implement the Merchant Site, consisting of the specific Product(s) set forth in Exhibit A and any additional Products agreed upon in writing by the Parties subsequent to the Effective Date. Except as mutually agreed upon in writing by the Parties, the Merchant Site will contain only categories of Products, services and Content that are directly related to the MERCHANT Products listed in Exhibit A. All sales of Products through the Merchant Site will be conducted through a direct sales format (e.g. no auctions or clubs), absent the mutual consent of the Parties. MERCHANT will ensure that the Merchant Site does not in any respect promote, advertise, market or distribute the products, services or Content of any other Interactive Service.

2. MANAGEMENT OF MERCHANT SITE. MERCHANT will manage, review, delete, edit, create, update and otherwise manage all Content available on or through the Merchant Site, in a timely and professional manner and in accordance with the terms of this Agreement and AOL's applicable Terms of Service and Privacy Policy (as set forth on the AOL Service). MERCHANT will ensure that the Merchant Site is current, accurate and well-organized at all times. MERCHANT warrants that the Merchant Site and any material contained therein: (i) will conform to AOL's then-applicable Terms of Service and Privacy Policy; (ii) will not infringe on or violate any copyright, trademark, U.S. patent or any other third party right, including without limitation, any music performance or other music-related rights; and (iii) will not contain any Product which violates any applicable law or regulation, including those relating to contests, sweepstakes or similar promotions. AOL will have no obligations with respect to the Products available on or through the Merchant Site, including, but not limited to, any duty to review or monitor any such Products; provided, however, that AOL reserves the right to review and approve any additional Products and any third-party content, products or services that MERCHANT makes or desires to make available through the Merchant Site. Upon AOL's request, MERCHANT agrees to include within the Merchant Site a product disclaimer (the specific form and substance to be mutually agreed upon by the Parties) indicating that transactions are solely between MERCHANT and the AOL Users who purchase products from MERCHANT. MERCHANT will ensure that neither MERCHANT nor any Content, product or service contained within the Merchant Site, linked to the Promotion, or otherwise relating the Agreement shall (i) disparage AOL; (ii) promote any Interactive Service; or
(iii) state or imply that AOL endorses MERCHANT's Products.

3. OPTIMIZATION OF MERCHANT SITE. MERCHANT will take all reasonable steps necessary to conform its promotion and sale of Products through the Merchant Site to the then-existing commerce technologies made available to MERCHANT by AOL. MERCHANT will be given an opportunity to implement, at MERCHANT's option, AOL's "quick checkout" tool which allows AOL Users to enter payment and shipping information which is then passed from AOL's centralized server unit to MERCHANT for order fulfillment ("AOL Quick Checkout") and AOL's "product search" tool technology which allows AOL Users to run a customized search among Merchant's detailed inventory data ("AOL Product Search"); provided however that in the event that MERCHANT declines participation in these programs then AOL reserves the right to reduce or prohibit MERCHANT's participation in any other incremental merchandising programs offered through the Shopping Channel. Collection, storage and disclosure of AOL Quick Checkout information which MERCHANT provides to AOL, will be subject to AOL's privacy policy and all confidentiality requirements hereunder. To the extent that the Merchant Site offers AOL's Quick Checkout, MERCHANT will ensure that the AOL Quick Checkout is of equal placement and prominence to other available payment options. AOL reserves the right to review and test the Merchant Site from time to time to determine whether the site is compatible with the AOL Network's then-available client and host software and network. AOL will be entitled to require reasonable changes to the Content, features and/or functionality within the Merchant Site to the extent such content, features or functionality will, in AOL's good faith judgment, adversely affect operations of the AOL Network. MERCHANT agrees to optimize operations of the Merchant Site consistent with Exhibit E attached hereto.

4. REMOVAL OF CONTENT. AOL will have the right to remove, or direct MERCHANT to remove, any Content in the Merchant Site (including, without limitation, any features, functionality or technology) which, as reasonably determined by AOL
(i) violates AOL's then-standard Terms of Service or Privacy Policy (as set forth on the AOL Service), any other standard, written AOL policy or the terms of this Agreement, (ii) is inconsistent in any manner with the terms of the Agreement or with the Product description set forth in Exhibit A or (iii) is otherwise in conflict with AOL's programming objectives or its existing contractual commitments to third parties. In the event that MERCHANT cannot, through such efforts, block access to the Content in question, then MERCHANT will provide AOL prompt written notice of such fact no later than five (5) days after AOL notifies MERCHANT of AOL's objection to such Content. AOL may then, at its option, either (i) restrict access by AOL Users to the Content in question using technology available to AOL or (ii) terminate all links, promotions and advertisements for the Merchant Site until such time as the Content in question is no longer displayed. MERCHANT will cooperate with AOL's reasonable requests to the extent AOL elects to implement any of the foregoing access restrictions.

5. PROMOTIONAL PLACEMENT. AOL reserves the right to reject, cancel or remove at any time the Promotion for any reason with fifteen (15) days prior notice to MERCHANT, and AOL will refund to MERCHANT a pro-rata portion of the fee allocable to the display of the Promotion based on the number of days that the Promotion was displayed. Except for the pro-rata refund set forth in the foregoing sentence, AOL will not be liable in any way for any rejection, cancellation or removal of the Promotion. AOL reserves the right to redesign or modify the organization, navigation, structure, "look and feel" and other elements of the AOL Service, AOL.com, the CompuServe Service, the Netscape Netcenter and the AOL Network, at its sole discretion at any time. In the event such modifications materially affect the placement of the Promotion, AOL will notify MERCHANT and will work with MERCHANT to display the Promotion in a comparable location and manner. If AOL and MERCHANT cannot reach agreement on a substitute placement, MERCHANT will have the right to cancel the Promotion, upon sixty(60) days advance written notice to AOL. In such case, MERCHANT will only be responsible for the pro-rata portion of payments attributable to the number of days from the Effective Date through the end of the sixty (60) day notice period. MERCHANT may not resell, trade, exchange, barter or broker to any third party any promotional or advertising space which is the subject of this Agreement. MERCHANT will not be entitled to any refund or proration for delays caused by MERCHANT's failure to deliver to AOL any materials relating to the Promotion. MERCHANT acknowledges and agrees that AOL will own all right, title and interest in and to the elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with online areas contained within the AOL Network.

6. PRODUCT OFFERING. MERCHANT will ensure that the Merchant Site generally includes all of the Products and other Content (including, without limitation, any features, offers, contests, functionality or technology) that are then made available by or on behalf of MERCHANT through any Additional MERCHANT Channel unless prohibited by this Agreement.

7. TERMS AND CONDITIONS. MERCHANT will ensure that the prices, terms and conditions related to Products in the Merchant Site are generally no less favorable in any respect to the terms and conditions for the Products offered by or on behalf of MERCHANT through any Additional MERCHANT Channel.

8. EXCLUSIVE OFFERS. MERCHANT will generally promote through the Merchant Site any special or promotional offers made available by or on behalf of MERCHANT through any Additional MERCHANT Channel. In addition, MERCHANT shall promote through the Merchant

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
Site on a regular and consistent basis special offers exclusively available to AOL Users (the "AOL Exclusive Offers"). MERCHANT shall, at all times, feature at least one AOL Exclusive Offer for AOL Users (except as otherwise mutually agreed upon by the Parties). The AOL Exclusive Offer made available by MERCHANT shall provide a substantial member benefit to AOL Users, either by virtue of a meaningful price discount, product enhancement, unique service benefit or other special feature. MERCHANT will provide AOL with reasonable prior notice of Exclusive Offers so that AOL can in its editorial discretion, market the availability of such offers. At MERCHANT's option, MERCHANT will work with AOL or its authorized agents to develop a customized AOL rewards program, which shall be a promotional program or plan that is intended to provide AOL users with rewards or benefits in exchange for, or on account of, their past or continued loyalty to, or patronage or purchase of, the products or services of Merchant or any third party. (e.g. a promotional program similar to a "frequent flier" program), to be provided through AOL's "AOL Rewards" program, accessible on the AOL Service at Keyword: "AOL Rewards." Merchant's participation in such promotional rewards program is subject to AOL's approval and may also require the payment of certain reasonable administration fees to AOL or its authorized agents or contractors operating the program.

9. CUSTOMER SERVICE. It is the sole responsibility of MERCHANT to provide customer service to persons or entities purchasing Products through the AOL Network, including without limitation, order processing, billing, fulfillment, shipment, collection and other customer service associated with any Products offered, sold or licensed through the Merchant Site, and AOL will have no obligations whatsoever with respect thereto. Merchant Site shall include clear and conspicuous disclosure of its customer service policies and a phone number and an email or street address at which customers may contact MERCHANT. MERCHANT shall provide a name of a customer service contact for use by AOL and a telephone number and email or street address to which AOL may forward or refer customer inquiries or complaints relating to MERCHANT. MERCHANT will receive all emails from customers via a computer available to MERCHANT's customer service staff and generally respond to such emails within one business day of receipt. MERCHANT will receive all orders electronically and generally process all orders within one business day of receipt, provided Products ordered are not advance order items. MERCHANT will ensure that all orders of Products are received, processed, fulfilled and delivered on a timely and professional basis. MERCHANT will offer AOL Users who purchase Products through such the Merchant Site a money-back satisfaction guarantee. MERCHANT will bear all responsibility for compliance with federal, state and local laws in the event that Products are out of stock or are no longer available at the time an order is received. MERCHANT will also comply with the requirements of any federal, state or local consumer protection or disclosure law. Payment for Products will be collected by MERCHANT directly from customers. MERCHANT's order fulfillment operation will be subject to AOL's reasonable review.

10. LAUNCH DATES. In the event that any terms contained herein relate to or depend on the commercial launch date of the Merchant Site (the "Merchant Site Launch Date"), then it is the intention of the Parties to record such Merchant Site Launch Date in a written instrument signed by both Parties promptly following such Merchant Site Launch Date; provided that, in the absence of such a written instrument, the Merchant Site Launch Date will be as reasonably determined by AOL based on the information available to AOL. For each day beyond the Merchant Site Launch Date that the actual commercial launch of the Merchant Site is delayed (e.g., due to MERCHANT or the Merchant Site not being ready), then AOL will be entitled to reduce the Impressions Commitment pro rata and decrease the promotions it provides to MERCHANT hereunder.

11. MERCHANT CERTIFICATION PROGRAM. MERCHANT will participate in any generally applicable "Certified Merchant" program operated by AOL or its authorized agents or contractors. Such program may require merchant participants on an ongoing basis to meet certain reasonable standards relating to provision of electronic commerce through the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter and may also require the payment of certain reasonable certification fees to AOL or its authorized agents or contractors operating the program. At MERCHANT's option, MERCHANT may (i) participate in the BizRate(R) Program, a service offered by Binary Compass Enterprises, Inc. (BCE), which provides opt-in satisfaction surveys to AOL Users who purchase Products through the Merchant Site, or such other provider of such services as AOL may designate or approve from time to time, and (ii) provide a link to BizRate's then-current standard survey forms, or such other survey forms offered by any other party that AOL may reasonably designate or approve from time to time. To the extent MERCHANT participates in the BizRate(R) Program, MERCHANT's participation shall be based upon a separate written agreement which MERCHANT will enter into with BCE, or other such party reasonably designated or approved by AOL. MERCHANT hereby authorizes BCE or other third party providing such services to provide to AOL any and all reports provided to MERCHANT by BCE and agrees to provide written notice of such authorization to BCE, or such other third party.

12. TRAFFIC FLOW/NAVIGATION. MERCHANT will take reasonable efforts to ensure that AOL traffic is either kept within the Merchant Site or channeled back into the AOL Network (e.g. hypertext links). The Parties will work together on implementing mutually acceptable links from the Merchant Site back to the AOL Network. In the event that AOL points to the Merchant Site or any other Merchant Interactive Site or otherwise delivers traffic to such site hereunder, MERCHANT will ensure that navigation back to the AOL Network from such site, whether through a particular pointer or link, the "back" button on an Internet browser, the closing of an active window, or any other return mechanism, shall not be interrupted by MERCHANT through the use of any intermediate screen or other device not specifically requested by the AOL user, including without limitation through the use of any html pop-up window or any other similar device. AOL will be entitled to establish navigational icons, links, and/or pointers connecting the Merchant Site (or portions thereof) with the AOL Network. Additionally, in cases where an AOL User performs a search for Merchant through any search or navigational tool or mechanism that is accessible or available through the AOL Network (e.g., Promotions, Keyword Search Terms, or any other similar promotions or navigational tools), AOL shall have the right to direct such AOL User to the Merchant Site, or any other Merchant Interactive Site determined by AOL in its reasonable discretion.

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
                 EXHIBIT G-4: STANDARD LEGAL TERMS & CONDITIONS


1. PRODUCTION AND TECHNICAL SERVICES. Unless expressly provided for elsewhere in this Agreement, (i) AOL will have no obligation to provide any creative, design, technical or production services to MERCHANT and (ii) the nature and extent of any such services which AOL may provide to MERCHANT will be as determined by AOL in its sole discretion. The terms regarding any creative, design, technical or productions services provided by AOL to MERCHANT will be as mutually agreed upon by the parties in a separate written work order. With respect to any routine production, maintenance or related services which AOL reasonably determines are necessary for AOL to perform in order to support the proper functioning and integration of the Merchant Site ("Routine Services"), MERCHANT will pay the then-standard fees charged by AOL for such Routine Services.

2. AOL ACCOUNTS. To the extent MERCHANT has been granted any AOL Service, or the CompuServe Service accounts, MERCHANT will be responsible for the actions taken under or through its accounts, which actions are subject to AOL's applicable Terms of Service and for any surcharges, including, without limitation, all premium charges, transaction charges, and any applicable communication surcharges incurred by any account issued to MERCHANT. Upon the termination of this Agreement, all such accounts, related screen names and any associated usage credits or similar rights, will automatically terminate. AOL will have no liability for loss of any data or content related to the proper termination of any such account.

3. TAXES. MERCHANT will collect and pay and indemnify and hold AOL harmless from, any sales, use, excise, import or export value added or similar tax or duty arising from the Merchant Site, including any penalties and interest, as well as any costs associated with the collection or withholding thereof, including attorneys' fees.

4. REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into the Agreement and to perform the acts required of it hereunder; (ii) the execution of the Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, the Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and (iv) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in the Agreement.

5. LICENSE. MERCHANT hereby grants AOL a non-exclusive worldwide license to market, license, distribute, reproduce, display, perform, transmit and promote the Merchant Site and all content, products and services offered therein or otherwise provided by MERCHANT in connection herewith through the AOL Network. AOL Users will have the right to access and use the Merchant Site. Subject to such license, MERCHANT retains all right, title to and interest in the Merchant Site. During the Term, AOL will have the right to use MERCHANT's trademarks, trade names and service marks in connection with performance of this Agreement, subject to any written guidelines provided to AOL.

6. CONFIDENTIALITY. Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a period of three years following expiration or termination of this Agreement, to prevent the duplication or disclosure of Confidential Information of the other Party, other than by or to its employees or agents who must have access to such Confidential Information to perform such Party's obligations hereunder, who will each agree to comply with this provision. MERCHANT shall not make, publish, or otherwise communicate through the AOL Network any deleterious remarks concerning AOL or it Affiliates, directors, officers, employees, or agents (including, without limitation, AOL's business projects, business capabilities, performance of duties and services, or financial position) which remarks are based on the relationship established by this Agreement or information exchanged hereunder. This section is not intended to limit good faith editorial statements made by MERCHANT based upon publicly available information, or information developed by MERCHANT independent of its relationship with AOL and its employees and agents.

7.  LIMITATION OF LIABILITY; DISCLAIMER; INDEMNIFICATION.
(a) LIABILITY. UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THE AGREEMENT, THE SALE OF PRODUCTS, THE USE OR INABILITY TO USE THE AOL NETWORK, THE AOL SERVICE, AOL.COM, THE COMPUSERVE SERVICE, THE NETSCAPE NETCENTER OR THE MERCHANT SITE, OR ARISING FROM ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS (COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY WILL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION PURSUANT TO PARAGRAPH (C) BELOW. EXCEPT AS PROVIDED TO PARAGRAPH (C) BELOW, (I) LIABILITY ARISING UNDER THIS AGREEMENT WILL BE LIMITED TO DIRECT, OBJECTIVELY MEASURABLE DAMAGES, AND (II), AOL WILL NOT BE LIABLE TO MERCHANT UNDER THE AGREEMENT FOR MORE THAN THE AMOUNTS THEN PAID TO AOL BY MERCHANT HEREUNDER.

(b) NO ADDITIONAL WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING, THE AOL SERVICE, AOL.COM, THE COMPUSERVE SERVICE, THE NETSCAPE NETCENTER, THE AOL NETWORK, OR THE MERCHANT SITE, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING (I) THE PROFITABILITY OF THE MERCHANT SITE, (II) THE NUMBER OF PERSONS WHO WILL ACCESS OR "CLICK-THROUGH" THE PROMOTION, (III) ANY BENEFIT MERCHANT MIGHT OBTAIN FROM INCLUDING THE PROMOTION WITHIN THE AOL SERVICE, AOL.COM, THE NETSCAPE NETCENTER, OR THE COMPUSERVE SERVICE OR THE AOL NETWORK OR (IV) THE FUNCTIONALITY, PERFORMANCE OR OPERATION OF THE AOL SERVICE, AOL.COM, THE COMPUSERVE OR NETSCAPE NETCENTER WITH RESPECT TO THE PROMOTION.

(c) Indemnity. Either Party will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying Party's breach of any duty, representation, or warranty of the Agreement, except where Liabilities result from the gross negligence or knowing and willful misconduct of the other Party.

(d) Claims. If a Party entitled to indemnification hereunder (the "Indemnified Party") becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third party (each an "Action"), the Indemnified Party will give the other Party (the "Indemnifying Party") prompt written notice of such Action. Such notice will (i) provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The Indemnifying Party will have a period of ten (10) days after delivery of such notice to respond. If the

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
Indemnifying Party elects to defend the Action or does not respond within the requisite ten (10) day period, the Indemnifying Party will be obligated to defend the Action, at its own expense, and by counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party will cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party will have the right to participate fully, at its own expense, in the defense of such Action. If the Indemnifying Party responds within the required ten (10) day period and elects not to defend such Action, the Indemnified Party will be free, without prejudice to any of the Indemnified Party's rights hereunder, to compromise or defend (and control the defense of) such Action. In such case, the Indemnifying Party will cooperate, at its own expense, with the Indemnified Party and its counsel in the defense against such Action and the Indemnifying Party will have the right to participate fully, at its own expense, in the defense of such Action. Any compromise or settlement of an Action will require the prior written consent of both Parties hereunder, such consent not to be unreasonably withheld or delayed.
(e) Acknowledgment. AOL and MERCHANT each acknowledges that the provisions of this Agreement were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the transactions contemplated hereunder. The limitations and disclaimers related to warranties and liability contained in the Agreement are intended to limit the circumstances and extent of liability. The provisions in paragraphs (a) through
(d) above and this paragraph (e) will be enforceable independent of and severable from any other enforceable or unenforceable provision of this Agreement.

8.  SOLICITATION OF SUBSCRIBERS.
(a) During the term of the Agreement and for a two year period thereafter, MERCHANT will not use the AOL Network (including, without limitation, the e-mail network contained therein) to solicit AOL Users on behalf of another Interactive Service. MERCHANT will not send unsolicited, commercial e-mail or other online communication through or into AOL's products or services, absent a Prior Business Relationship. For purposes of this Agreement, a "Prior Business Relationship" will mean that the AOL User to whom commercial e-mail or other online communication is being sent has voluntarily either (i) engaged in a transaction with MERCHANT or (ii) provided information to MERCHANT through a contest, registration, or other communication, which included notice to the AOL User that the information provided could result in commercial e-mail or other online communication being sent to that AOL User by MERCHANT or its agents. More generally, any commercial e-mail or other online communication to be sent through or into AOL's products or services shall be subject to AOL's then-standard restrictions on distribution of bulk e-mail and the limitations set forth in Exhibit C.

(b) MERCHANT shall ensure that its collection, use and disclosure of information obtained from AOL Users under this Agreement ("User Information") complies with
(i) all applicable laws and regulations (ii) AOL's standard privacy policies, available on the AOL Service at the keyword term "Privacy", and (iii) AOL's applicable Terms of Service.

(c) MERCHANT will not disclose User Information to any third party in a manner that identifies AOL User as end users of an AOL product or service or use User Information collected under this Agreement to market an Interactive Service competitive with AOL.

9. AOL User Communications. TO THE EXTENT MERCHANT IS OTHERWISE PERMITTED TO SEND COMMUNICATIONS TO AOL USERS (IN ACCORDANCE WITH THE OTHER REQUIREMENTS CONTAINED HEREIN):, (i) ANY SOLICITATIONS IN SUCH COMMUNICATIONS TO PURCHASE PRODUCTS OR SERVICES SHALL PROMOTE THE MERCHANT SITE AVAILABLE THROUGH THE AOL NETWORK AS THE PRINCIPAL MEANS THROUGH WHICH TO PURCHASE ANY SUCH PRODUCTS OR SERVICES; (ii) ANY DIRECT LINKS TO SPECIFIC OFFERS WITHIN SUCH COMMUNICATIONS SHALL LINK TO THE MERCHANT SITE; (iii) MERCHANT SHALL LIMIT THE SUBJECT MATTER OF SUCH COMMUNICATIONS TO THOSE CATEGORIES OF PRODUCTS, SERVICES AND/OR CONTENT WHICH ARE SPECIFICALLY CONTEMPLATED BY THIS AGREEMENT; AND (iv) MERCHANT WILL PROVIDE THE RECIPIENT WITH A PROMINENT AND EASY MEANS TO "OPT-OUT" OF RECEIVING ANY FUTURE COMMERCIAL E-MAIL COMMUNICATIONS FROM MERCHANT. IN ADDITION, IN ANY COMMUNICATION TO AOL USERS OR ON THE MERCHANT SITE, MERCHANT WILL NOT ENCOURAGE AOL USERS TO TAKE ANY ACTION INCONSISTENT WITH THE SCOPE AND PURPOSE OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, THE FOLLOWING ACTIONS: (a) USING INTERACTIVE SITES OTHER THAN THE MERCHANT SITE; (b) BOOKMARKING OF OTHER INTERACTIVE SITES; (c) CHANGING THE DEFAULT HOME PAGE ON THE AOL BROWSER; OR (d) USING ANY INTERACTIVE SERVICE OTHER THAN THE AOL SERVICE, AOL.COM, THE COMPUSERVE SERVICE OR THE NETSCAPE NETCENTER.

10. KEYWORD SEARCH TERMS. Any Keyword Search Terms to be directed to Merchant's Site shall be (i) subject to availability and (ii) limited to the combination of the keyword search modifier combined with a registered trademark of MERCHANT. AOL reserves the right at any time to revoke MERCHANT's use of any keywords that are not registered trademarks of MERCHANT. MERCHANT acknowledges that its utilization of a Keyword Search Term will not create in it, nor will it represent it has, any right, title or interest in or to such Keyword Search Term, other than the right, title and interest MERCHANT holds in MERCHANT's registered trademark independent of the Keyword Search Term. Without limiting the generality of the foregoing, MERCHANT will not: (a) attempt to register or otherwise obtain trademark or copyright protection in the Keyword Search Term; or (b) use the Keyword Search Term, except for the purposes expressly required or permitted under this Agreement. To the extent AOL allows AOL Users to "bookmark" the URL or other locator for the Merchant Site, such bookmarks will be subject to AOL's control at all times. Upon the termination of this Agreement, MERCHANT's rights to any keywords and bookmarking will terminate.

11. MISCELLANEOUS. Neither Party will be liable for, or be considered in breach of or default under the Agreement on account of, any delay or failure to perform as required by the Agreement (except with respect to payment obligations) as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence. MERCHANT's rights, duties, and obligations under the Agreement are not transferable. The Parties to the Agreement are independent contractors. Neither Party is an agent, representative or partner of the other Party. Neither Party will have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of the Agreement or to exercise any right under the Agreement will not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same will be and remain in full force and effect. Sections 2, 3, 6, 7, 8, 9, 10, and 11 of these Standard Legal Terms and Conditions, will survive the completion, expiration, termination or cancellation of the Agreement. Either Party may terminate the Agreement at any time with written notice to the other Party in the event of a material breach of the Agreement by the other Party, which remains uncured after thirty days written notice thereof. Any notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by electronic mail on AOL's network or systems (to screenname "AOLNotice@AOL.com" in the case of AOL) or by confirmed facsimile; (ii) on the delivery date if delivered personally to the Party to whom the same is directed; (iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of AOL, such

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notice will be provided to both the Senior Vice President for Business Affairs
(fax no. 703-265-1206) and the Deputy General Counsel (fax no. 703-265-2208), each at the address of AOL set forth in the first paragraph of this Agreement. In the case of MERCHANT, except as otherwise specified herein, the notice address will be the address for MERCHANT set forth in the first paragraph of this Agreement, with the other relevant notice information, including the recipient for notice and, as applicable, such recipient's fax number or AOL email address, to be as reasonably identified by AOL. Except as otherwise specified herein, the Agreement sets forth the entire agreement between MERCHANT and AOL, and supersedes any and all prior agreements of AOL or MERCHANT with respect to the transactions set forth herein. No change, amendment or modification of any provision of the Agreement will be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment. MERCHANT will promptly inform AOL of any information related to the Merchant Site which could reasonably lead to a claim, demand, or liability of or against AOL and/or its affiliates by any third party. MERCHANT will not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of AOL. Assumption of the Agreement by any successor to MERCHANT (including, without limitation, by way of merger, consolidation or sale of all or substantially all of MERCHANT's stock or assets) will be subject to AOL's prior written approval. Subject to the foregoing, this Agreement will be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns. Except where otherwise specified herein, the rights and remedies granted to a Party under the Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity. In the event that any provision of the Agreement is held invalid by a court with jurisdiction over the Parties to the Agreement, (i) such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect. The Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one and the same document. The Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the Commonwealth of Virginia, except for its conflicts of laws principles. MERCHANT hereby irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts therein in connection with any action arising under this Agreement.


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                        EXHIBIT G-5: SHOPPING OPERATIONS


1. Merchant Site Infrastructure. MERCHANT will be responsible for all communications, hosting and connectivity costs and expenses associated with the Merchant Site. MERCHANT will provide all hardware, software, telecommunications lines and other infrastructure necessary to meet traffic demands on the Merchant Site from the AOL Network. MERCHANT will design and implement the network between the AOL Service and Merchant Site such that (i) no single component failure will have a materially adverse impact on AOL Members seeking to reach the Merchant Site from the AOL Network and (ii) no single line under material control by the Merchant will run at more than 70% average utilization for a 5-minute peak in a daily period. In this regard, MERCHANT will provide AOL, upon request, with a detailed network diagram regarding the architecture and network infrastructure supporting the Merchant Site. In the event that MERCHANT elects to create a custom version of the Merchant Site in order to comply with the terms of this Agreement, MERCHANT will bear responsibility for all aspects of the implementation, management and cost of such customized site.

2. Optimization; Speed. MERCHANT will use commercially reasonable efforts to ensure that: (a) the functionality and features within the Merchant Site are optimized for the client software then in use by AOL Members; and (b) the Merchant Site is designed and populated in a manner that minimizes delays when AOL Members attempt to access such site. At a minimum, MERCHANT will ensure that the Merchant Site's data transfers initiate within fewer than fifteen (15) seconds on average. Prior to commercial launch of any material promotions described herein, MERCHANT will permit AOL to conduct performance and load testing of the Merchant Site (in person or through remote communications), with such commercial launch not to commence until such time as AOL is reasonably satisfied with the results of any such testing.

3. User Interface. MERCHANT will maintain a graphical user interface within the Merchant Site that is competitive in all material respects with interfaces of other similar sites based on similar form technology. AOL reserves the right to review and approve the user interface and site design prior to launch of the Promotions and to conduct focus group testing to assess compliance with respect to such consultation and with respect to MERCHANT's compliance with the preceding sentence.

4. Technical Problems. MERCHANT agrees to use commercially reasonable efforts to address material technical problems (over which MERCHANT exercises control) affecting use by AOL Members of the Merchant Site (a "MERCHANT Technical Problem") promptly following notice thereof. In the event that MERCHANT is unable to promptly resolve a MERCHANT Technical Problem following notice thereof from AOL (including, without limitation, infrastructure deficiencies producing user delays), AOL will have the right to regulate the promotions it provides to MERCHANT hereunder until such time as MERCHANT corrects the MERCHANT Technical Problem at issue.

5. Monitoring. MERCHANT will ensure that the performance and availability of the Merchant Site is monitored on a continuous basis. MERCHANT will provide AOL with contact information (including e-mail, phone, pager and fax information, as applicable, for both during and after business hours) for MERCHANT's principal business and technical representatives, for use in cases when issues or problems arise with respect to the Merchant Site.

6. Security. MERCHANT will utilize Internet standard encryption technologies (e.g., Secure Socket Layer-SSL) to provide a secure environment for conducting transactions and/or transferring private member information (e.g. credit card numbers, banking/financial information, and member address information) to and from the Merchant Site. MERCHANT will facilitate periodic reviews of the Merchant Site by AOL in order to evaluate the security risks of such site. MERCHANT will promptly remedy any security risks or breaches of security as may be identified by AOL's Operations Security team.

7.       Technical Performance.

         i. MERCHANT will design the Merchant Site to support the AOL-client embedded versions of the Microsoft Internet Explorer 3.XX and 4.XX browsers (Windows and Macintosh), the Netscape Browser 4.XX, and make commercially reasonable efforts to support all other AOL browsers listed at:
                  "http://webmaster.info.aol.com/".

         ii. To the extent MERCHANT creates customized pages on the Merchant Site for AOL Members, Merchant will develop and employ a methodology to detect AOL Members (e.g. examine the HTTP User-Agent field in order to identify the "AOL Member-Agents" listed at: "http://webmaster.info.aol.com/").

         iii. MERCHANT will periodically review the technical information made available by AOL at http://webmaster.info.aol.com.

         iv. MERCHANT will design its site to support HTTP 1.0 or later protocol as defined in RFC 1945 and to adhere to AOL's parameters for refreshing or preventing the caching of information in AOL's proxy system outlined in the document provided at the following URL: http://webmaster.info.aol.com. The Merchant is responsible for the manipulation of these parameters in web based objects so as to allow them to be cached or not cached as outlined in RFC 1945.

         v. Prior to releasing material, new functionality or features through the Merchant Site ("New Functionality"), MERCHANT will use commercially reasonable efforts to: (i) test the New Functionality to confirm its compatibility with AOL Service client software and (ii) provide AOL with written notice of the New Functionality so that AOL can perform tests of the New Functionality to confirm its compatibility with the AOL Service client software. Should any new material, new functionality or features through the Merchant Site be released without notification to AOL. AOL will not be responsible for any adverse member experience until such time that compatibility tests can be performed and the new material, functionality or features qualified for the AOL Service.

8.       AOL Internet Services MERCHANT Support. AOL will provide

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         MERCHANT with access to the standard online resources, standards and guidelines documentation, technical phone support, monitoring and after-hours assistance that AOL makes generally available to similarly situated web-based partners. AOL support will not, in any case, be involved with content creation on behalf of MERCHANT or support for any technologies, databases, software or other applications which are not supported by AOL or are related to any MERCHANT area other than the Merchant Site. Support to be provided by AOL is contingent on MERCHANT providing to AOL demo account information (where applicable), a detailed description of the Merchant Site's software, hardware and network architecture and access to the Merchant Site for purposes of such performance and the coordination of load testing as AOL elects to conduct. As described elsewhere in this Agreement, MERCHANT is fully responsible for all aspects of hosting and administration of the Merchant Site and must ensure that the site satisfies the specified access and performance requirements as outlined in this Exhibit E.


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